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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                IBT BANCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                IBT BANCORP, INC.

                               200 East Broadway
                         Mount Pleasant, Michigan 48858

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 29, 2003

Notice is hereby given that the Annual Meeting of Shareholders of IBT Bancorp, Inc. will be held on Tuesday, April 29, 2003 At 7:00 p.m. Eastern Standard Time, at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

         1.       The election of four directors.

         2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed March 17, 2003 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

                           By order of the Board of Directors




                           /s/ Mary Ann Breuer
                           Mary Ann Breuer, Secretary
                           Dated:  March 31, 2003

                                IBT BANCORP, INC.
                               200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the Corporation) a Michigan financial holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 29, 2003 at 7:00 p.m. at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

This Proxy Statement has been mailed on March 31, 2003 to all holders of record of common stock as of the record date.

                              VOTING AT THE MEETING

The Board of Directors of the Corporation has fixed the close of business on March 17,2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. As of March 17, 2003, there were 4,337,807 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate their choice with respect to the matters to be voted upon, and return it to the Corporation.

                              ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years. At the Annual Meeting of Shareholders, four directors will be elected for terms ending with the annual meeting of shareholders in 2006.

Except as otherwise specified in the proxy, proxies will be voted for election of the four nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation's management now knows of no reason to anticipate that this will occur. Directors are elected by a plurality of the votes cast, whether in person or by proxy, by holders of the Corporation's common stock at the Annual Meeting of Shareholders, provided a quorum (a majority of the shares entitled to be voted at the Annual Meeting of Shareholders) is present or represented. Thus, the four nominees for election as directors who receive the greatest number of votes cast will be elected directors. Consequently, shares not voted, whether by withholding of authority or otherwise, have no effect on the election of directors. If a proxy is returned for such shares or they are represented in person at the Annual Meeting of Shareholders, they will be counted toward the establishment of a quorum.

Nominees for reelection and other current directors are listed below. Also shown for each nominee and each other current director is his principal occupation for the last five or more years, age and length of service as a director of the Corporation.


2                       IBT BANCORP, INC. PROXY STATEMENT

                              DIRECTOR NOMINEES FOR
                              TERMS ENDING IN 2003

Frederick L. Bradford (age 68) has been a director of Isabella Bank and Trust since 1974 and the Corporation since 1988. Dr. Bradford is a dentist.

William J. Strickler (age 62) was appointed director of the Corporation in 2002. He has been a director of Isabella Bank and Trust since 1995. Mr. Strickler is President of Michiwest Energy.

Dean E. Walldorff (age 69) has been a director of Isabella Bank and Trust since 1982 and the Corporation since 1988. He is also a director on the board of IBT Loan Production. Mr. Walldorff was the owner of Water Care Systems and retired in the fall of 2000.

Dennis P. Angner (age 47) has been a director of the Corporation since 2000. He also serves as an ex-officio member of all of the Corporation's subsidiary Boards of Directors. Mr. Angner has been President and CEO of the Corporation since December 30, 2001. Prior to his appointment as President and CEO, he served as Executive Vice President of the Corporation.

                             CURRENT DIRECTORS WHOSE
                               TERMS END IN 2004

James C. Fabiano (age 59) has been a director of Isabella Bank and Trust since 1979 and of the Corporation since 1988. Mr. Fabiano is President and CEO of Fabiano Brothers, Inc.

David W. Hole (age 65) has been a director of Isabella Bank and Trust since 1982. He has served on the board of the Corporation since 1988. He currently is a director of IBT Loan Production and Financial Group Information Services. He retired as President and CEO of Isabella Bank and Trust and the Corporation on December 30, 2001.

L. A. Johns (age 74) was a director of Isabella Bank and Trust from 1961 through 2001. He became a director of the Corporation in 1988. Mr. Johns is currently Chairman of the Corporation and has served in that capacity since 1995. He is past President and CEO of the Corporation and also of Isabella Bank and Trust.

Dale Weburg (age 59) has been a director of Farmers State Bank since 1987. He has served on the board of the Corporation since 2000. Mr. Weburg is President of Weburg Farms.

                              DIRECTOR NOMINEES FOR
                              TERMS ENDING IN 2005

Richard J. Barz (age 54) was appointed director of the Corporation in 2002. He has been a director of Isabella Bank and Trust since 2000. Mr. Barz also serves on the Board of Farmers State Bank, IBT Loan Production, IBT Title, and Financial Group Information Services. Mr. Barz has been President and CEO of Isabella Bank and Trust since December 30, 2001. Prior to his appointment as President and CEO he served as Executive Vice President of Isabella Bank and Trust.

Gerald D. Cassel (age 68) has been a director of Isabella Bank and Trust since 1980 and the Corporation since 1988. He also serves as a director of IBT Loan Production. Mr. Cassel is presently the Chairman of Isabella Bank and Trust. Mr. Cassel is a Certified Public Accountant.

Ronald E. Schumacher (age 65) has been a director of Isabella Bank and Trust since 1984, and the Corporation since 1988. Mr. Schumacher is the President of
A. Schumacher Sons.

Herbert C. Wybenga (age 67) has been a director of Farmers State Bank since 1990. Mr. Wybenga has been a director of the Corporation since 2000. He is currently Chairman of Farmers State Bank, and a Vice President of the Corporation. He retired as President and CEO of Farmers State Bank on December 31, 2002.


                        IBT BANCORP, INC. PROXY STATEMENT                      3

Each of the directors has been engaged in their stated occupations for more than five years. The principal occupation of Dennis P. Angner is with the Corporation, and has been employed by the Corporation since 1984. Other executive officers of the Corporation include; Richard J. Barz, President of Isabella Bank and Trust, has been employed by the Bank since 1972. Herbert C. Wybenga is with Farmers State Bank of Breckenridge (retired), and has been employed by the Bank since 1985. Mary Ann Breuer (age 63), Senior Vice President and Cashier of Isabella Bank and Trust, has been employed by the Bank since 1959. All officers of the Corporation serve at the pleasure of the Board of Directors.

           COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors of the Corporation met 13 times during 2002. All incumbent directors attended 75% or more of the meetings held in 2002. The Board of Directors has an Audit Committee and a Nominating Committee.

The Audit Committee is composed of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the "Report of the Audit Committee" included elsewhere in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors.

The Corporation has a standing Nominating Committee. The Committee consists of directors Fabiano, Schumacher and Weburg. Shareholders who wish to recommend nominees should submit their nominations in writing to the Secretary of the Corporation. Recommendations for the 2004 Annual Meeting of Shareholders should be delivered no later than December 2, 2003.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Committee consists of directors Schumacher, Cassel, Hole, Walldorff and Weburg.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2003 or thereafter for the Corporation by its independent auditors or any other auditing or accounting firm, except as noted below. The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chairman whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with auditing principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under SAS 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Corporation including the matters in the written disclosures required by professional auditing standards and considered the compatibility of non-audit services with the auditors' independence.




4                       IBT BANCORP, INC. PROXY STATEMENT

The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting process. The Committee held seven meetings during the fiscal year 2002, and all directors attended 75% or more of the meetings held in 2002.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the reappointment of the Corporation's independent auditors.

                  Respectfully Submitted,

                  Ronald E. Schumacher, Chairman            Dean E. Walldorff
                  Gerald D. Cassel                          Dale Weburg
                  David W. Hole

                               EXECUTIVE OFFICERS

Executive Officers of the Corporation are compensated in accordance with their employment with the applicable entity. The executive officers of the Corporation whose annual compensation exceeded $100,000 for the periods indicated are as follows:

                           SUMMARY COMPENSATION TABLE


                                                   ANNUAL COMPENSATION
                                                   -------------------                 ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR          SALARY (1)            COMPENSATION (2)
---------------------------                      ----          ---------             ----------------
Dennis P. Angner, President                      2002          $204,605                  $12,607
and CEO of IBT Bancorp                           2001           117,600                    5,843
Bancorp                                          2000           106,425                    4,094

Richard J. Barz, Senior Vice                     2002          $200,980                  $13,735
President of IBT Bancorp and                     2001           121,000                    5,916
President and CEO of Isabella                    2000           110,475                    4,071
Bank and Trust

Herbert C. Wybenga, Vice President               2002          $148,155                   $2,832
of IBT Bancorp and Chairman                      2001           113,600                    2,297
and CEO of Farmers State Bank (3)                2000           104,808                    7,066




(1) Includes compensation voluntarily deferred under the Corporation's 401(k) and Non-qualified Deferred Salary Agreement and Board of Directors fees, paid in cash or deferred under the Non-qualified Deferred Directors Compensation Plan.




                        IBT BANCORP, INC. PROXY STATEMENT                      5

(2) The amounts shown represent contributions by the Corporation under its Employee Stock Ownership Plan (ESOP), in which substantially all employees participate, expenses related to a nonqualified supplemental Executive Retirement Plan (ERP), and Farmers State Bank Employees Profit Sharing Plan
    (EPSP). The amounts contributed are as follows:


                               YEAR             ESOP                  ERP                  EPSP

    Dennis P. Angner           2002             $4,262                $8,345                   --
                               2001              2,383                 3,460                   --
                               2000              1,485                 2,609                   --

    Richard J. Barz            2002             $4,353                $9,382                   --
                               2001              2,456                 3,460                   --
                               2000              1,572                 2,499                   --

    Herbert C. Wybenga         2002             $2,832                    --                   --
                               2001              2,297                    --                   --
                               2000                 --                    --               $7,066


(3) Mr. Wybenga retired as President of Farmers State Bank of Breckenridge on December 31, 2002.

The Corporation believes it generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to the named executive officer does not exceed 10% of his annual compensation.

                        REPORT ON EXECUTIVE COMPENSATION

Dennis Angner serves as President and Chief Executive Officer of the Corporation. With the exception of Dennis Angner, services performed by other executive officers of the Corporation are incidental to their primary services as officers and employees of a subsidiary Bank, and they receive no compensation directly from the Corporation. The compensation for the President of each Bank subsidiary is reviewed and approved by the Corporation's Board of Directors based on recommendations from each Bank's Board of Directors.

The entire Board of Directors of the Corporation serves as a compensation committee with Angner, Barz and Wybenga excused from the meetings where decisions with respect to their own compensation are made. The Board of Directors has the responsibility for establishing all formal employee benefit plans offered to subsidiary employees.

The Board's approach to determining the annual salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. The Board utilizes regional and national compensation surveys which provide salary ranges for banks of similar size. Based on these surveys, the Board establishes salary ranges for all job classifications. In setting salaries, the Corporation and the Banks seek to assure relative fairness in the compensation of officers and to recognize the value of their contribution to the Corporation's overall success. Specific factors used to decide where an executive officer salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The salary paid to Dennis P. Angner, President and Chief Executive Officer of the Corporation, was in the 25th to 50th percentile in 2002. The Board's primary consideration in where Angner's salary fit within the defined range was based on a discretionary evaluation of his personal performance and years of service as President and CEO, and the Corporation exceeding its financial performance goals.


         Respectfully submitted,
                  Dennis P. Angner                   L. A. Johns
                  Richard J. Barz                    Ronald E. Schumacher
                  Frederick L. Bradford              William J. Strickler
                  Gerald D. Cassel                   Dean E. Walldorff
                  James C. Fabiano                   Dale Weburg
                  David W. Hole                      Herbert C. Wybenga


6                       IBT BANCORP, INC. PROXY STATEMENT

                        THE DEFINED BENEFIT PENSION PLAN

The Corporation sponsors a defined benefit pension plan. This plan was originally adopted in 1973 and was substantially revised in 1989. Only employees who have attained the age of 21 and who have worked more than 1,000 hours in the current plan year are eligible to participate.

Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax law, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

Pension plan benefits are based on an average of a participant's five highest years of compensation. A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

The following table indicates estimated annual benefits payable upon normal retirement for various compensation levels and years of service. Additional benefits may be earned due to integration of social security benefits. The amounts that may be earned are undeterminable until retirement.


         FIVE YEAR
          AVERAGE                             YEARS OF ACCREDITED SERVICE
        OF HIGHEST
       COMPENSATION                   5                  15                 25                     35
       ------------                 -----             -------            -------                -------
        $ 20,000                   $  900             $ 2,700            $ 4,500                $ 6,300
          50,000                    2,250               6,750             11,250                 15,750
          75,000                    3,375              10,125             16,875                 23,625
         100,000                    4,500              13,500             22,500                 31,500
         125,000                    5,625              16,875             28,125                 39,375
         150,000                    6,750              20,250             33,750                 47,750
         200,000                    7,875              23,625             39,375                 56,125



The amounts calculated under the plan's benefit formula assume a monthly payment for life. A married participant will generally receive an actuarially reduced monthly payment because the participant's surviving spouse will also receive monthly payments for life after the participant's death. As of December 31, 2002, Richard J. Barz had 30 years, Dennis P. Angner had 19 years, and Herbert
C. Wybenga had two years of credited service under the plan.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The entire Board of Directors serves as a Compensation Committee. Director Angner was President and CEO of the Corporation, Director Barz was President and CEO of Isabella Bank and Trust, and Director Wybenga was Chairman, President and CEO of Farmers State Bank during 2002. Neither Barz nor Wybenga participated in any of the procedures which pertain to executive officers compensation and they are excused from the meetings at such times. Director Angner participated in deliberations concerning compensation of other executive officers, however, was excused from the meeting at which his compensation was set.


                       IBT BANCORP, INC. PROXY STATEMENT                       7

                            REMUNERATION OF DIRECTORS

The Corporation paid $600 per board meeting to its directors during 2002 and $175 per committee meeting attended. Directors of Isabella Bank and Trust are paid $700 per board meeting and $175 per committee meeting they attend. Farmers State Bank paid a retainer of $2,000, $400 per board meeting, and $125 per committee meeting they attended (provided the committee meeting was on a non-board meeting day). Directors who are officers of a subsidiary are not paid for attendance at committee meetings.

The Corporation sponsors a deferred compensation plan for directors (the Directors' Plan). The Directors' Plan was adopted in 1984 and was substantially revised in 1989 and 1996. Under the Directors' Plan, deferred directors' fees are converted on a quarterly basis into stock units of the Corporation's common stock. The fees are converted based on the purchase price for a share of the Corporation's common stock under the Corporation's Dividend Reinvestment Plan.

Pursuant to the terms of the Directors' Plan, directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees. The amount deferred under the terms of the plan in 2002 was $351,000, resulting in 12,473 stock units being credited to participants' accounts. As of December 31, 2002, there were 126,956 stock units credited to participants' accounts. Stock units credited to a participant's account are eligible for cash and stock dividends as payable. All amounts deferred are unsecured claims against the Corporation's general assets. The net cost of this benefit to the Corporation was $73,000 in 2002.

Distribution from the Directors' Plan occurs when the participant terminates service with the Bank and/or attains age 65. Distributions may take the form of shares of Corporation common stock equal to the number of stock units credited to the participant's account, cash equal to the value of the stock units on the date of distribution, or a combination of stock and cash. Any Corporation common stock issued under the Directors' Plan will be considered restricted stock under the Securities Act of 1933, as amended.

                INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

Certain directors and officers of the Corporation and members of their families were loan customers of the subsidiary Banks, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the subsidiary Banks. In management's opinion, all such transactions are made in the ordinary course of business and are essentially on the same terms, including collateral and interest rates, as those prevailing at the same time for similar transactions with other customers. These transactions do not involve more than a normal credit risk. Total loans to these customers were $7,721,000 as of December 31, 2002.

                                STOCK PERFORMANCE

The graph on the following page compares the cumulative total shareholder return on Corporation common stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at January 1, 1998 and all dividends are reinvested.


8                       IBT BANCORP, INC. PROXY STATEMENT

                               STOCK PERFORMANCE
                             FIVE-YEAR TOTAL RETURN

                                  [LINE GRAPH]

The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                       COMPARISON OF FIVE YEAR CUMULATIVE
                     AMONG IBT BANCORP, NASDAQ STOCK MARKET,
                             AND NASDAQ BANK STOCKS


                                                               NASDAQ
  YEAR              IBT BANCORP             NASDAQ             BANKS
  ----              -----------             ------             ------
01/01/98              100.0                 100.0              100.0
12/31/98              133.1                 139.5              89.8
12/31/99              158.5                 259.6              84.5
12/31/00              177.6                 154.6              103.5
12/31/01              198.9                 132.0              116.4
12/31/02              236.2                 90.8               114.5



                       IBT BANCORP, INC. PROXY STATEMENT                       9

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 3, 2003 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.


                               AMOUNT AND NATURE
                            OF BENEFICIAL OWNERSHIP
                            -----------------------


                                SOLE VOTING                 SHARED VOTING                PERCENTAGE OF
NAME                           AND INVESTMENT               AND INVESTMENT               COMMON STOCK
OWNER                             POWERS                       POWERS                     OUTSTANDING
-----                          --------------               --------------               -------------
James J. McGuirk                  238,806                         --                         5.51%
P.O. Box 222
Mt. Pleasant, MI


The following table sets forth certain information as of March 3, 2003 as to the common stock of the Corporation owned beneficially by each director, by each named executive officer, and by all directors and executive officers of the Corporation as a group.


                                AMOUNT AND NATURE
                             OF BENEFICIAL OWNERSHIP
                             -----------------------

                                SOLE VOTING                 SHARED VOTING                PERCENTAGE OF
NAME                           AND INVESTMENT               AND INVESTMENT               COMMON STOCK
OWNER                             POWERS                       POWERS                     OUTSTANDING
-----                          --------------               --------------               -------------
Dennis P. Angner*                   9,588                         70                         0.22%
Richard J. Barz*                    8,487                         --                         0.20%
Frederick L. Bradford              69,283                         --                         1.60%
Gerald D. Cassel*                   7,121                         --                         0.16%
James C. Fabiano                  177,253                         --                         4.09%
David W. Hole                      11,756                      4,023                         0.35%
L. A. Johns                        19,746                        241                         0.46%
Ronald E. Schumacher                   --                     21,773                         0.50%
William J. Strickler               55,083                         --                         1.27%
Dean E. Walldorff                      --                      8,150                         0.19%
Dale D. Weburg                     44,378                         --                         1.02%
Herbert C. Wybenga                    --                       5,321                         0.12%

All Directors and Executive
Officers as a Group               402,695                     39,578                        10.20%


*Trustees of the ESOP who vote ESOP stock.


             AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee and Board of Directors has reappointed Rehmann Robson, P.C. as independent auditors of the Corporation for the year ending December 31, 2003.

A representative of Rehmann Robson, P.C., is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.



10                      IBT BANCORP, INC. PROXY STATEMENT

                                   AUDIT FEES

The aggregate fees billed by Rehmann Robson, P.C. for professional services rendered for the audit of the Corporation's consolidated financial statements for 2002 and the review of the financial statements included in the Corporation's quarterly Form 10-Q filings were $55,100.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

For the year 2002, Rehmann Robson P.C. did not render to the Corporation professional services for financial information systems design and implementation.

                                 ALL OTHER FEES

The aggregate fees billed by Rehmann Robson, P.C. to the Corporation and its subsidiaries in 2002 for other audit related services were $26,900 and for nonaudit related services were $84,300.

The Audit Committee concluded the provisions of the nonaudit related services listed under "All Other Fees" above were compatible with maintaining Rehmann Robson, P.C.'s independence.

                              SHAREHOLDER PROPOSALS

Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before December 2, 2003 to be considered for inclusion in the Corporation's proxy statement and proxy form for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2002 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

                                  OTHER MATTERS

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.



                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ MARY ANN BREUER

                       MARY ANN BREUER, SECRETARY



                       IBT BANCORP, INC. PROXY STATEMENT                      11

                                IBT BANCORP, INC.
                          FINANCIAL INFORMATION INDEX


PAGE                 DESCRIPTION
13                   Summary of Selected Financial Data
14                   Report of Independent Auditors
15-19                Consolidated Financial Statements
20-35                Notes to Consolidated Financial Statements
36-50                IBT Financial Review
50                   Common Stock and Dividend Information
51                   Other Matters


12                      IBT BANCORP, INC. PROXY STATEMENT

                               SUMMARY OF SELECTED
                               FINANCIAL DATA (1)
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                             2002               2001              2000             1999                 1998
                                           --------           --------          -------          --------             --------
INCOME STATEMENT DATA
Total interest income                      $ 38,161           $ 40,798          $ 38,754         $ 35,445             $ 33,651
Net interest income                          22,905             21,538            20,352           19,224               17,601
Provision for loan losses                     1,025                770               565              509                  531
Net income                                    6,925              6,066             5,431            5,244                4,701
BALANCE SHEET DATA
End of year assets                         $652,717           $592,143          $540,897         $503,596             $485,983
Daily average assets                        623,507            566,547           516,145          493,606              451,668
Daily average deposits                      549,970            494,847           452,664          441,566              405,291
Daily average loans/net                     390,613            399,239           380,392          332,083              300,794
Daily average equity                         59,540             54,787            50,506           45,482               41,670
PER SHARE DATA (2)
Net income                                 $   1.61           $   1.42          $   1.28           $ 1.25             $   1.14
Cash dividends                                 0.60               0.55              0.49             0.45                 0.44
Book value (at year end)                      14.63              13.30             12.19            11.13                10.75
FINANCIAL RATIOS
Shareholders' equity to assets                 9.71%              9.60%             9.60%            9.35%                9.09%
Net income to average equity                  11.63              11.07             10.75            11.53                11.28
Cash dividend payout to net income            37.33              38.36             38.30            36.80                37.94
Net income to average assets                   1.11               1.07              1.05             1.06                 1.04



                                                       2002                                              2001
                                    ------------------------------------------        ---------------------------------------------
Quarterly Operating Results:         4th         3rd         2nd         1st            4th         3rd           2nd         1st
                                    ------      ------      ------      ------        ------      -------      -------      -------

Total interest income               $9,530      $9,731      $9,433      $9,467        $9,996      $10,256      $10,338      $10,208
Interest expense                     3,581       3,754       3,850       4,071         4,385        4,876        4,985        5,041
Net interest income                  5,949       5,977       5,583       5,396         5,638        5,380        5,353        5,167
Provision for loan losses              487         188         162         188           275          167          166          162
Noninterest income                   2,750       2,213       1,572       1,568         1,990        1,558        1,464        1,186
Noninterest expenses                 6,279       5,227       4,648       4,618         5,573        4,446        4,395        4,280
Net income                           1,499       2,063       1,749       1,614         1,376        1,680        1,622        1,388

Per Share of Common Stock: (2)
Net income                          $ 0.35      $ 0.48      $ 0.41      $ 0.38        $ 0.32      $  0.39      $  0.37      $  0.34
Cash dividends                        0.30        0.10        0.10        0.10          0.28         0.09         0.09         0.09
Book value                           14.63       14.86       14.02       13.51         13.30        13.39        12.92        12.57



(1) 2000 and prior years presented were restated for the merger in August 2000 with FSB Bancorp, which was accounted for as a pooling of interests.

(2) Retroactively restated for the 10% stock dividend paid on February 28, 2002.

                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   13

REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
IBT Bancorp
Mt. Pleasant, Michigan

We have audited the accompanying consolidated balance sheets of IBT Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of changes in shareholders' equity, income, comprehensive income, and cash flows for the three years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IBT Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the three years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Rehmann Robson P.C.

Saginaw, Michigan
January 31, 2003


14                   IBT BANCORP, INC. FINANCIAL STATEMENTS

                                  CONSOLIDATED
                                 BALANCE SHEETS

                             (Dollars in thousands)


                                                                     DECEMBER 31
                                                              2002                2001
                                                            --------            --------
ASSETS
  Cash and cash equivalents                                 $ 28,587            $ 22,562
  Federal funds sold                                          25,850              32,900
                                                            --------            --------
         CASH AND CASH EQUIVALENTS                            54,437              55,462
  Investment securities
    Securities available for sale (amortized cost of
      $153,499 in 2002 and $100,969 in 2001)                 157,909             102,518
    Securities held to maturity (fair value of
      $1,803 in 2002 and $3,526 in 2001)                       1,736               3,454
                                                            --------            --------
         TOTAL INVESTMENT SECURITIES                         159,645             105,972

  Loans
    Agricultural                                              53,223              48,523
    Commercial                                               143,957             128,098
    Residential real estate mortgage                         152,778             167,976
    Installment                                               54,522              53,267
                                                            --------            --------
                  TOTAL LOANS                                404,480             397,864
  Less allowance for loan losses                               5,593               5,471
                                                            --------            --------
                  NET LOANS                                  398,887             392,393

  Premises and equipment                                      14,470              13,985
  Bank-owned life insurance                                    9,810               9,038
  Accrued interest receivable, net                             4,897               4,961
  Acquisition intangibles and goodwill, net                    3,498               2,528
  Other assets                                                 7,073               7,804
                                                            --------            --------
                  TOTAL ASSETS                              $652,717            $592,143
                                                            ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Noninterest bearing                                     $ 63,106            $ 62,020
    NOW accounts                                             111,195              86,676
    Certificates of deposit and other savings                316,845             308,120
    Certificates of deposit over $100                         70,310              59,425
                                                            --------            --------
                  TOTAL DEPOSITS                             561,456             516,241
    Other borrowed funds                                      17,793              11,632
    Accrued interest and other liabilities                    10,011               7,442
                                                            --------            --------
                  TOTAL LIABILITIES                          589,260             535,315
    Shareholders' equity
      Common stock-- no par value;
        10,000,000 shares authorized;
        4,336,283 shares issued and outstanding
        (3,884,985 shares at December 31, 2001)               45,610              31,017
    Retained earnings                                         16,299              24,788
    Accumulated other comprehensive income                     1,548               1,023
                                                            --------            --------
    TOTAL SHAREHOLDERS' EQUITY                                63,457              56,828
                                                            --------            --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $652,717            $592,143
                                                            ========            ========


The accompanying notes are an integral part of these consolidated financial statements.


                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   15

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                              SHAREHOLDERS' EQUITY

                             (Dollars in thousands)

                                                                                      YEAR ENDED DECEMBER 31
                                                                             2002              2001               2000
                                                                         ----------        ----------          ----------
NUMBER OF SHARES OF COMMON STOCK OUTSTANDING
  Balance at beginning of year                                            3,884,985         3,871,552           3,848,248
  10% stock dividend                                                        388,758                --                  --
  Issuance of common stock                                                   81,326            37,434              23,304
  Common stock repurchased                                                  (18,786)          (24,001)                 --
                                                                         ----------        ----------          ----------
                  BALANCE END OF YEAR                                     4,336,283         3,884,985           3,871,552
                                                                         ==========        ==========          ==========

COMMON STOCK
  Balance at beginning of year                                           $   31,017        $   30,814          $   30,322
  10% stock dividend                                                         12,829                --                  --
  Issuance of common stock                                                    2,383               971                 492
  Common stock repurchased                                                     (619)             (768)                 --
                                                                         ----------        ----------          ----------
                  BALANCE END OF YEAR                                        45,610            31,017              30,814

RETAINED EARNINGS
  Balance at beginning of year                                               24,788            21,049              17,816
  Net income                                                                  6,925             6,066               5,431
  10% stock dividend                                                        (12,829)               --                  --
  Cash dividends ($0.60 per share in 2002,
  $0.55 in 2001, and $0.49 in 2000)                                          (2,585)           (2,327)             (2,198)
                                                                         ----------        ----------          ----------
                  BALANCE END OF YEAR                                        16,299            24,788              21,049

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
  Balance at beginning of year                                                1,023                67              (1,031)
  Unrealized gains on securities available
    for sale, net of income taxes and reclassification
    adjustment                                                                1,887               956               1,098
  Minimum pension liability adjustment, net of
    income taxes                                                             (1,362)               --                  --
                                                                         ----------        ----------          ----------
                  BALANCE END OF YEAR                                         1,548             1,023                  67

                                                                         ----------        ----------          ----------
         TOTAL SHAREHOLDERS' EQUITY END OF YEAR                          $   63,457        $   56,828          $   51,930
                                                                         ==========        ==========          ==========



The accompanying notes are an integral part of these consolidated financial statements.



16                   IBT BANCORP, INC. FINANCIAL STATEMENTS

                           CONSOLIDATED STATEMENTS OF
                                     INCOME

                  (Dollars in thousands except per share data)




                                                                                     YEAR ENDED DECEMBER 31
                                                                          2002              2001              2000
                                                                         -------           -------           -------
INTEREST INCOME
  Loans, including fees                                                  $31,527           $35,091           $33,470
  Investment securities
  Taxable                                                                  4,362             3,173             3,839
  Tax exempt                                                               1,849             1,637             1,275
Federal funds sold and other                                                 423               897               170
                                                                         -------           -------           -------
                  TOTAL INTEREST INCOME                                   38,161            40,798            38,754
                                                                         -------           -------           -------
INTEREST EXPENSE
  Deposits                                                                14,578            18,678            17,927
  Borrowings                                                                 678               582               475
                                                                         -------           -------           -------
                  TOTAL INTEREST EXPENSE                                  15,256            19,260            18,402
                                                                         -------           -------           -------
                  NET INTEREST INCOME                                     22,905            21,538            20,352
Provision for loan losses                                                  1,025               770               565
                                                                         -------           -------           -------
         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              21,880            20,768            19,787

NONINTEREST INCOME
  Trust fees                                                                 597               548               535
  Service charges on deposit accounts                                        277               288               327
  Other service charges and fees                                           1,807             1,686             1,530
  Gain on sale of mortgage loans                                           1,762             1,051                98
  Title insurance revenue                                                  2,221             1,578             1,039
  Other                                                                    1,439             1,047               876
                                                                         -------           -------           -------
                  TOTAL NONINTEREST INCOME                                 8,103             6,198             4,405

NONINTEREST EXPENSES
  Salaries, wages, and employee benefits                                  11,307             9,790             8,594
  Occupancy                                                                1,422             1,201             1,025
  Furniture and equipment                                                  2,277             2,037             1,943
  Amortization of acquisition intangibles                                     94               655               568
  Charitable donations                                                       815               490               130
  Other                                                                    4,857             4,522             4,417
                                                                         -------           -------           -------
                  TOTAL NONINTEREST EXPENSES                              20,772            18,695            16,677
                                                                         -------           -------           -------
                  INCOME BEFORE FEDERAL INCOME TAXES                       9,211             8,271             7,515
Federal income taxes                                                       2,286             2,205             2,084
                                                                         -------           -------           -------
                                NET INCOME                               $ 6,925           $ 6,066           $ 5,431
                                                                         =======           =======           =======

Net income per basic share of common stock                               $  1.61           $  1.42           $  1.28
                                                                         =======           =======           =======


The accompanying notes are an integral part of these consolidated financial statements.




                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   17

                           CONSOLIDATED STATEMENTS OF
                              COMPREHENSIVE INCOME

                             (Dollars in thousands)


                                                                                   YEAR ENDED DECEMBER 31
                                                                          2002               2001              2000
                                                                          ----               ----              ----
NET INCOME                                                               $ 6,925           $ 6,066           $ 5,431
                                                                         -------           -------           -------
Other comprehensive income before income taxes
  Unrealized gains (losses) on securities available for sale
    Unrealized holding gains arising during year                           2,861             1,440             1,661
    Reclassification adjustment for realized (gain) loss
      included in net income                                                  (2)                8                 4
    Minimum pension liability adjustment                                  (2,063)               --                --

                                                                         -------           -------           -------
Other comprehensive income before income taxes                               796             1,448             1,665
Income taxes related to other comprehensive income                           271               492               567
                                                                         -------           -------           -------
OTHER COMPREHENSIVE INCOME                                                   525               956             1,098
                                                                         -------           -------           -------
                  COMPREHENSIVE INCOME                                   $ 7,450           $ 7,022           $ 6,529
                                                                         =======           =======           =======


The accompanying notes are an integral part of these consolidated financial statements.



18                   IBT BANCORP, INC. FINANCIAL STATEMENTS

                           CONSOLIDATED STATEMENTS OF
                                   CASH FLOWS

                             (Dollars in thousands)

                                                                                          YEAR ENDED DECEMBER 31
                                                                            2002              2001             2000
                                                                         ---------         ---------         --------
OPERATING ACTIVITIES
  Net income                                                             $   6,925         $   6,066         $  5,431
  Reconciliation of net income to net cash provided
    by operations
      Provision for loan losses                                              1,025               770              565
      Provision for depreciation                                             1,647             1,197            1,155
      Net amortization on investment securities                              1,006               295              211
      Amortization and impairment of mortgage
        servicing rights                                                       994               390              139
      Increase in cash surrender value of life insurance                      (472)             (205)            (166)
      Amortization of acquisition intangibles                                   94               655              568
      Deferred income tax benefit                                             (276)             (277)            (272)
      Gain on sale of mortgage loans                                        (1,762)           (1,051)             (98)
      Proceeds from sale of mortgage loans                                 192,407           126,814           12,360
      Loans originated for sale                                           (195,776)         (132,875)         (12,261)
      Decrease (increase) in accrued interest receivable                        64                92             (741)
      Increase in other assets                                              (1,959)           (1,461)            (463)
      Increase in accrued interest and other liabilities                     2,207             1,735              404
                                                                         ---------         ---------         --------
                  NET CASH PROVIDED BY OPERATING ACTIVITIES                  6,124             2,145            6,832

INVESTING ACTIVITIES
  Activity in available-for-sale securities
    Maturities, calls, and sales                                            40,019            24,935           23,341
    Purchases                                                              (93,225)          (48,479)          (9,702)
  Activity in held-to-maturity securities
    Maturities and calls                                                     1,386             4,537            5,832
    Purchases                                                                   --                --           (2,355)
  Net decrease (increase) in loans                                          (2,388)           12,466          (50,575)
  Purchases of premises and equipment                                       (2,107)           (3,921)          (2,025)
  Acquisition of title office                                                  (25)               --               --
  Purchase of cash value life insurance                                       (300)           (7,135)              --
                                                                         ---------         ---------         --------
                           NET CASH USED IN INVESTING ACTIVITIES           (56,640)          (17,597)         (35,484)

FINANCING ACTIVITIES
  Net increase in noninterest bearing deposits                               1,086             1,222              913
  Net increase in interest bearing deposits                                 44,129            38,203           30,827
  Net increase in borrowings                                                 5,897             5,188              334
  Cash dividends                                                            (2,585)           (2,327)          (2,198)
  Proceeds from issuance of common stock                                     1,583               971              492
  Common stock repurchase                                                     (619)             (768)              --
                                                                         ---------         ---------         --------
                  NET CASH PROVIDED BY FINANCING ACTIVITIES                 49,491            42,489           30,368
    (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                        (1,025)           27,037            1,716
Cash and cash equivalents beginning of year                                 55,462            28,425           26,709
                                                                         ---------         ---------         --------
         CASH AND CASH EQUIVALENTS END OF YEAR                           $  54,437         $  55,462         $ 28,425
                                                                         =========         =========         ========
Supplemental cash flow information:
  Federal income taxes paid                                              $   2,774         $   2,670         $  2,254
  Interest paid                                                             15,312            19,357           18,228



The accompanying notes are an integral part of these consolidated financial statements.



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   19

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

                 (Dollars in thousands except per share amounts)


NOTE A - BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND CONSOLIDATION: The consolidated financial statements include the accounts of IBT Bancorp (the "Corporation"), a Financial Services Holding company, and its wholly owned subsidiaries, Isabella Bank and Trust, Farmers State Bank of Breckenridge, IBT Title, IBT Financial Services, IBT Loan Production, and its majority owned subsidiary, IBT Personnel, LLC (79%). All intercompany transactions and accounts have been eliminated.

NATURE OF OPERATIONS: IBT Bancorp is a Financial Service Holding Company offering a wide array of financial products and services in mid-Michigan. Its banking subsidiaries, Isabella Bank and Trust and Farmers State Bank of Breckenridge, offer banking services through 19 locations, 24-hour banking services locally and nationally through shared automatic teller machines, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial real estate loans and lines of credit, residential real estate loans, consumer loans, student loans, and credit cards. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Banks' principal markets. The Corporation's results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.

IBT Title does business under the names Isabella County Abstract and Title, Mecosta County Abstract and Title, IBT Title Clare, and Benchmark Title of Greenville. IBT Title provides title insurance, abstract searches, and closes real estate loans.

IBT Financial Services is a full service retail brokerage company offering stocks, bonds, and mutual fund sales to individuals.

IBT Loan Production is a mortgage loan origination company. Principal loan products include 15 and 30 year fixed rate mortgage loans. All loans originated are sold to Isabella Bank and Trust.

IBT Personnel provides payroll services, benefit administration, and other human resource services to IBT Bancorp's subsidiaries.

USE OF ESTIMATES: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK. Most of the Corporation's activities are with customers located within the central Michigan area. A significant amount of its outstanding loans are secured by real estate or are made to finance agricultural production. Other than these types of loans, there is no significant concentration to any other industry or customer.

CASH AND CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, the Corporation considers cash on hand, demand deposits due from banks, and federal funds sold as cash and cash equivalents. Generally, federal funds are sold for a one day period. The Corporation maintains deposit accounts in various financial institutions which at times may exceed FDIC insured limits or are not insured. Management believes the Corporation is not exposed to any significant interest rate or other financial risk as a result of these deposits.

SECURITIES: Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are



20                   IBT BANCORP, INC. FINANCIAL STATEMENTS
classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Securities held to maturity are stated at amortized cost. Debt securities not classified as held to maturity are classified as available for sale and are stated at fair value with the unrealized gains and losses net of taxes excluded from earnings and reported in other comprehensive income.

The amortized cost of debt securities classified as either held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to maturity and is computed using a method that approximates the level yield method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are determined to be other than temporary are reflected in earnings as realized losses. Gains or losses on the sale of securities available for sale are calculated using the adjusted cost for the specific securities sold.

ALLOWANCE FOR LOAN LOSSES: Management determines the adequacy of the allowance for loan losses based on evaluations of the loan portfolio, past and recent loan loss experience, current economic conditions and other pertinent factors. The allowance is increased by a charge to income for provisions for loan losses. Loans deemed to be uncollectible are charged against the allowance for loan losses and subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses on loans classified as impaired is based on discounted cash flows using the loans initial interest rate or the fair value of the collateral for certain collateral dependent loans.

LOANS AND RELATED INCOME: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge offs, the allowance for loans losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in the opinion of management, the borrower may be unable to meet payments as scheduled. When the accrual of interest is discontinued, all uncollected accrued interest is reversed against interest income. The interest income on such loans is subsequently recognized only to the extent cash payment is received. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the constant yield method.

MORTGAGE BANKING ACTIVITIES: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Gains or losses on sales of such loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the unpaid principal balance of the loans sold, adjusted for any yield differential, servicing fee, and servicing costs applicable to future years. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income. Mortgage servicing rights ("MSR") are amortized in proportion to, and over the period of, estimated net servicing income. To determine the fair value of MSR, the Corporation estimates the present value of future cash flows incorporating a number of assumptions including servicing income, cost of servicing, discount rates, and prepayment rates.

The Corporation has established a valuation allowance for the excess of the book value of the capitalized MSR over the estimated fair value. For purposes of measuring impairment, the rights are stratified based on their predominant risk characteristics, primarily period of origination, interest rate, and current prepayment rates.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, the provision for depreciation is computed principally by the straight line method based upon the useful lives of the assets which generally range from 5 to 30 years. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized. Management annually reviews these assets to determine whether carrying values have been impaired.

A summary of premises and equipment at December 31 follows:

                                               2002                2001
                                             -------             -------
Premises                                     $12,194             $10,957
Equipment                                     15,479              14,585
                                             -------             -------
                                              27,673              25,542
Less accumulated depreciation                 13,203              11,557
                                             -------             -------
  NET PREMISES AND EQUIPMENT                 $14,470             $13,985



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   21

RESTRICTED INVESTMENTS: Included in other assets are restricted securities of $2,648 in 2002 and $2,582 in 2001. Restricted securities include the stock of the Federal Reserve Bank and the Federal Home Loan Bank and have no contractual maturity.

BANK OWNED LIFE INSURANCE: The Corporation has purchased life insurance policies on key members of management. In the event of death of one of these individuals, the Corporation would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value. Increases in cash surrender value are reported as other noninterest income.

CREDIT RELATED FINANCIAL INSTRUMENTS: In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when funded.

FEDERAL INCOME TAXES: Federal income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred income taxes. Deferred income taxes are recognized for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recorded or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As changes in income tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

PER SHARE AMOUNTS: Net income per share amounts were computed by dividing net income by the weighted average number of shares outstanding. The weighted average number of common shares outstanding were 4,292,467 in 2002; 4,266,174 in 2001; and 4,247,073 in 2000.

ACQUISITION INTANGIBLES: Isabella Bank and Trust previously acquired branch facilities and related deposits in a business combination accounted for as a purchase. The acquisition of the branches included amounts related to the valuation of customer deposit relationships (core deposit intangibles). The deposit intangible is being amortized on the straight line basis over nine years, the expected life of the acquired relationship.

RECLASSIFICATIONS: Certain amounts reported in the 2001 and 2000 consolidated financial statements have been reclassified to conform with the 2002 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS: In April 2002, the Financial Accounting Standard Board (SFAS) issued Statement of Financial Accounting Standards No.
145. Statement No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria defined in APB Opinion No. 30 which are that the event or transaction is both unusual in nature and infrequent in occurrence. Events considered unusual should have a high degree of abnormality and be clearly unrelated to the company's normal operations and infrequency is defined as not expected to recur in the foreseeable future. It is not expected that provisions of Statement No. 145 will have a material impact on the financial position or results of operations of the Corporation.

In June 2002, FASB issued Statement of Financial Accounting Standards No. 146 which nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" and as a result modified the criteria for measurement and recognition of costs associated with exiting an activity. The provisions of this Statement are effective for exit or disposal activities initiated after December 31, 2002. It is not expected that provisions of Statement No. 146 will have a material impact on the financial position or results of operations of the Corporation.

In October 2002, FASB issued Statement of Financial Accounting Standards No. 147 which amends FASB Statements No. 72 and 144, "Accounting for Certain Acquisitions of Banking or Thrift Institutions" and "Accounting for the Impairment or Disposal of Long-Lived Assets," respectively and FASB Interpretation No. 9, "Applying APB Opinions No. 16 and 17 When a Savings and Loan Association or a Similar Institution is Acquired in a Business Combination Accounted for by the Purchase Method." The provisions of this standard generally became effective October 1, 2002. IBT Bancorp adopted SFAS No. 142 on January 1, 2002. As a result, goodwill and other intangible assets were separately disclosed on the consolidated balance sheet and amortization of the goodwill ceased. Adoption of SFAS No. 147 did not have a significant impact on the Corporation's financial reporting.




22                   IBT BANCORP, INC. FINANCIAL STATEMENTS

In November 2002, FASB issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 requires the guarantor to recognize a liability for the non-contingent component of the guarantee. This is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple events. The initial recognition and measurement provisions are effective for all guarantees within the scope of FIN 45 issued or modified after December 31, 2002. The impact of adoption is not expected to have a significant impact on the Corporation's financial reporting.

In December 2002, the FASB issued SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123," which is effective for years beginning after December 15, 2002. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirement of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on reporting results. The Corporation has no stock-based compensation, and thus the adoption of SFAS 148 will have no impact on the Corporations financial reporting.

NOTE B - BUSINESS COMBINATION

On July 1, 2002, the Corporation's subsidiary IBT Title completed the purchase of Benchmark Abstract and Title of Greenville, Michigan. The purchase was accounted for according to the FASB Statement No. 141. The purchase price of Benchmark was approximately $1.1 million, which was funded through the issuance of $800 of IBT Bancorp stock, $25 cash, and a note payable in the amount of $264. The purchase price was allocated $25 to premises and equipment and $1,064 to goodwill. Results of operations have not been significant.




                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   23

NOTE C - INVESTMENT SECURITIES
The following is a summary of securities available for sale and held to maturity:

                                                  Amortized       Unrealized      Unrealized          Fair
                                                    Cost             Gains          Losses            Value
                                                  --------          ------          -----           --------
DECEMBER 31, 2002
  Securities available for sale
    U.S. Treasury and U.S.
      government agencies                         $ 88,546          $2,428          $  --           $ 90,974
    Corporate                                        2,284              44             --              2,328
    States and political
      subdivisions                                  62,669           1,960            (22)            64,607
                                                  --------          ------          -----           --------
                    TOTAL                         $153,499          $4,432          $ (22)          $157,909
                                                  ========          ======          =====           ========

  Securities held to maturity
    U.S. Treasury and U.S.
      government agencies                         $     74          $    1          $  --           $     75
    States and political
      subdivisions                                   1,662              66             --              1,728
                                                  --------          ------          -----           --------
                    TOTAL                         $  1,736          $   67          $  --           $  1,803
                                                  ========          ======          =====           ========


                                                  Amortized       Unrealized      Unrealized          Fair
                                                    Cost            Gains           Losses            Value
                                                  --------          ------          -----           --------
DECEMBER 31, 2001
  Securities available for sale
    U.S. Treasury and U.S.
      government agencies                         $ 52,209          $  908          $ (70)          $ 53,047
    States and political
      subdivisions                                  46,450             773            (82)            47,141
    Commercial paper                                 2,310              20             --              2,330
                                                  --------          ------          -----           --------
                    TOTAL                         $100,969          $1,701          $(152)          $102,518
                                                  ========          ======          =====           ========

  Securities held to maturity
    U.S. Treasury and U.S.
      government agencies                         $    148          $    3          $  --           $    151
    States and political
      subdivisions                                   3,306              71             (2)             3,375
                                                  --------          ------          -----           --------
                    TOTAL                         $  3,454          $   74          $  (2)          $  3,526
                                                  ========          ======          =====           ========

The following table summarizes the fair value, realized gains, and realized losses on sales of securities available for sale.

                                                                   2002            2001            2000
                                                                  ------          ------          ------
Fair value of securities sold on the date of sale                 $2,066          $3,165          $4,354
Gross realized gains
  U.S. Treasury and U.S. government agencies                           2               4              --
  Municipals                                                          --              --               1
Gross realized losses
  U.S. Treasury and U.S. government agencies                          --              --               5
  Municipals                                                          --              12              --


24                   IBT BANCORP, INC. FINANCIAL STATEMENTS

The following table shows the amortized cost and estimated fair value of securities owned at December 31, 2002 by contractual maturity. Expected maturities will differ from contractual maturities because the issuers of securities may have the right to prepay obligations without prepayment penalty.


                                                  Available for Sale                Held to Maturity
                                             Amortized           Fair            Amortized         Fair
                                               Cost              Value             Cost            Value
                                             --------          --------          ---------        ------
Due within one year or less                  $ 27,957          $ 28,382           $  495          $  501
Due after 1 year thru 5 years                  88,958            91,734            1,167           1,227
Due after 5 years thru 10 years                21,409            22,131               --              --
Due after 10 years                              4,681             4,735               --              --
                                             --------          --------           ------          ------
                        Subtotal              143,005           146,982            1,662           1,728
Mortgage backed securities                     10,494            10,927               74              75
                                             --------          --------           ------          ------

                           TOTAL             $153,499          $157,909           $1,736          $1,803
                                             ========          ========           ======          ======


Investment securities with a carrying value of approximately $10,359 and $8,537 were pledged to secure public deposits and for other purposes as necessary or required by law at December 31, 2002 and 2001, respectively.


NOTE D - LOANS

An analysis of changes in the allowance for loan losses follows:

                                               2002             2001               2000
                                             -------           ------             ------
  Balance at beginning of year                 $ 5,471           $5,162             $4,622
    Loans charged off                           (1,202)            (692)              (418)
    Recoveries                                     299              231                393
    Provision charged to income                  1,025              770                565
                                               -------           ------             ------
      BALANCE AT END OF YEAR                   $ 5,593           $5,471             $5,162
                                               =======           ======             ======


The following is a summary of information pertaining to impaired loans at December 31:

                                                                2002               2001
                                                               ------             ------
Impaired loans without a valuation allowance                   $1,085             $   --
Impaired loans with a valuation allowance                       1,639                544
                                                               ------             ------
Total impaired loans                                           $2,724             $  544
                                                               ======             ======

Valuation allowance related to impaired loans                  $  103             $   56
                                                               ------             ------
Average investment in impaired loans                           $2,968             $  544
                                                               ======             ======

The average investment in impaired loans for the year ended December 31, 2000 was not significant. Interest income recognized on impaired loans was not significant during any of the three years ended December 31, 2002. No additional funds are committed to be advanced in connection with impaired loans.

Certain directors and executive officers (including their families and companies in which they have 10% or more ownership) of the Corporation and the Banks were loan customers of the Banks. Total loans to these customers aggregated $7,721 and $9,248 at December 31, 2002 and 2001, respectively. During 2002, $5,858 of new loans were made and repayments totaled $7,385.



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   25

Residential mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgages serviced for others was $208,432 and $153,136 at December 31, 2002 and 2001, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and taxing authorities, and foreclosure processing.

The following table summarizes the fair value of mortgage servicing rights included in other assets as of December 31:



                                               2002             2001               2000
                                             -------           ------             ------
Balance at beginning of year                 $   402           $  271             $  140
  Mortgage servicing rights capitalized        1,632              660                270
  Accumulated amortization                      (885)            (358)              (139)
  Impairment valuation allowance                (638)            (171)                --
                                             -------           ------             ------
          BALANCE AT END OF YEAR             $   511           $  402             $  271
                                             =======           ======             ======


Residential mortgages committed for sale were $13,392 as of December 31, 2002 and $8,261 as of December 31, 2001.

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Corporation utilizes quoted market prices, where available, to compute the fair value of its financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate of the fair value amounts presented are not necessarily indicative of the underlying value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments.

Cash and cash equivalents: The carrying amounts reported in the balance sheets for cash and demand deposits due from banks and federal funds sold approximate those assets' fair value.

Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are unavailable, fair values are based on quoted market prices of comparable instruments.

Loans: Fair values for variable rate loans that reprice at least quarterly and have no significant change in credit risk are assumed to equal recorded book value. Fixed rate loans are valued using present value discounted cash flow techniques. The discount rate used in these calculations was the U.S. government bond rate for securities with similar maturities adjusted for servicing costs, credit loss, and prepayment risk.

Deposit liabilities: Demand, savings, and money market deposits have no stated maturities and are payable on demand; thus their estimated fair value is equal to their recorded book balance. Fair values for variable rate certificates of deposit approximate their recorded book balance. Fair values for fixed rate certificates of deposit are determined using discounted cash flow techniques that apply interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Off-balance-sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into consideration the remaining terms of the agreements and the counterparties' credit standings. The Corporation does not charge fees for lending commitments; thus it is not practicable to estimate the fair value of these instruments.


26                   IBT BANCORP, INC. FINANCIAL STATEMENTS

The following sets forth the estimated fair value and recorded book balance of the Corporation's financial instruments as of December 31.

                                                        2002                                   2001
                                          -------------------------------         ------------------------------
                                          Estimated Fair    Recorded Book         Estimated Fair   Recorded Book
                                              Value            Balance                Value           Balance
                                          --------------    -------------         --------------   -------------
ASSETS
Cash and demand deposits due
  from banks                                 $ 28,587          $ 28,587              $ 22,562         $ 22,562
Federal funds sold                             25,850            25,850                32,900           32,900
Investment securities                         159,712           159,645               106,044          105,972
Net loans                                     400,416           398,887               395,328          392,393
Accrued interest receivable                     4,897             4,897                 4,961            4,961

LIABILITIES
Deposits with no stated
  maturities                                  310,194           310,194               275,800          275,800
Deposits with stated maturities               256,755           251,262               243,799          240,441
Borrowed funds                                 18,507            17,793                11,904           11,632
Accrued interest payable                        1,037             1,037                 1,093            1,093



NOTE F - FEDERAL INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities, included in other assets, as of December 31 are as follows:

                                                                 2002                  2001
                                                               --------              --------
Deferred tax assets
  Allowance for loan losses                                    $  1,175              $  1,156
  Deferred directors' fees                                          664                   565
  Employee benefit plans                                            608                   424
  Core deposit premium and acquisition expenses                     245                   362
  Net unrealized loss on minimum pension liability                  701                    --
  Other                                                             225                   154
                                                               --------              --------
                            TOTAL DEFERRED TAX ASSETS             3,618                 2,661
Deferred tax liabilities
  Premises and equipment                                            222                   278
  Accretion on securities                                            73                    56
  Prepaid pension expense                                            --                   639
  Net unrealized gain on available-for-sale securities            1,498                   526
  Other                                                              80                    61
                                                               --------              --------
                       TOTAL DEFERRED TAX LIABILITIES             1,873                 1,560
                                                               --------              --------
                              NET DEFERRED TAX ASSETS          $  1,745              $  1,101
                                                               ========              ========


Components of the consolidated provision for income taxes are as follows for the year ended December 31:

                                                                 2002              2001                  2000
                                                                -------           -------               -------
Current                                                         $ 2,562           $ 2,482               $ 2,356
Deferred benefit                                                   (276)             (277)                 (272)
                                                                -------           -------               -------
         PROVISION FOR FEDERAL INCOME TAXES                     $ 2,286           $ 2,205               $ 2,084
                                                                ========          =======               =======



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   27

The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income taxes is as follows for the year ended December 31:


                                                                 2002                  2001             2000
                                                               -------               -------          -------
Income tax on pretax income                                    $ 3,132               $ 2,812          $ 2,555
Effect of nontaxable interest income and expenses                 (846)                 (607)            (471)
                                                               -------               -------          -------
         PROVISION FOR FEDERAL INCOME TAXES                    $ 2,286               $ 2,205          $ 2,084
                                                               =======               =======          =======


NOTE G - BENEFIT PLANS

The Corporation has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees' average compensation over their best five years of service. The funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those expected to be earned in the future. The defined pension plan's assets are invested primarily in common stocks.

Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan and a reconciliation to the amount recognized in the Corporation's consolidated balance sheets are summarized as follows at December 31:


                                                                 2002                 2001             2000
                                                               -------               ------           ------
Change in projected benefit obligation
  Benefit obligation, January 1                                $ 5,870               $5,130           $4,839
    Service cost                                                   297                  271              188
    Interest cost                                                  425                  384              352
    Actuarial loss (gain)                                          634                  305              (34)
    Benefits paid                                                 (277)                (220)            (215)
                                                               -------               ------           ------
                  BENEFIT OBLIGATION, DECEMBER 31              $ 6,949               $5,870           $5,130
                                                               =======               ======           ======

Change in plan assets
  Fair value of plan assets, January 1                         $ 5,259               $5,446           $5,230
    Investment return (loss)                                      (509)                (439)            (112)
    Corporation contribution                                       357                  472              543
    Benefits paid                                                 (277)                (220)            (215)
                                                               -------               ------           ------
           FAIR VALUE OF PLAN ASSETS, DECEMBER 31              $ 4,830               $5,259           $5,446
                                                               =======               ======           ======

Reconciliation of funded status
  Funded status                                                $(2,119)              $ (611)          $  316
  Unrecognized net transition asset                                (22)                 (44)             (66)
  Unrecognized prior service cost                                  113                  125              143
  Unrecognized net loss from experience
    different than that assumed and
    effects of changes in assumptions                            3,843                2,409            1,268
  Adjustment to recognize additional minimum
    pension liability                                           (2,176)                  --               --
                                                               -------               ------           ------
         (ACCRUED LIABILITY) PREPAID PENSION COST              $  (361)              $1,879           $1,661
                                                               =======               ======           ======


An adjustment to record the additional minimum pension liability as of December 31, 2002 was established by the recording of an intangible pension asset of $113 and a charge to other comprehensive income of $2,063 in 2002.



28                     IBT BANCORP, INC. FINANCIAL STATEMENTS

Net pension expense consists of the following components for the year ended December 31:


                                                                 2002                  2001             2000
                                                               --------              --------         --------
Service cost on benefits earned for
  services rendered during the year                            $    297              $    271         $    188
Interest cost on projected benefit
  obligation                                                        425                   384              352
Expected return on plan assets                                     (409)                 (445)            (436)
Amortization of unrecognized transition asset                       (22)                  (22)             (22)
Amortization of unrecognized prior service cost                      18                    18               18
Amortization of unrecognized actuarial net loss                     113                    48               12
                                                               --------              --------         --------
                    NET PENSION EXPENSE                        $    422              $    254         $    112
                                                               ========              ========         ========

Actuarial assumptions used in determining the projected benefit obligation and the net periodic pension cost are as follows for the year ended December 31:


                                                                 2002                  2001             2000
                                                               --------              --------         --------
Weighted average discount rate                                     6.75%                 7.50%            7.50%
Rate of increase in future compensation                            4.50%                 4.50%            4.50%
Expected long-term rate of return                                  8.00%                 8.00%            8.00%



The Corporation maintains a nonqualified supplementary retirement plan for officers to provide supplemental retirement benefits and death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies. Expenses related to this program for 2002, 2001, and 2000 were $41, $84, and $20, respectively, and are being recognized over the participants' expected years of service.

The Corporation maintains an employee stock ownership plan (ESOP) and a profit sharing plan which cover substantially all of its employees. Contributions to the Plans are discretionary and are approved by the Board of Directors and recorded as compensation expense. Compensation expense related to the Plans for 2002, 2001, and 2000 was $196, $146, and $200, respectively. Total shares outstanding related to the ESOP at December 31, 2002 and 2001 were 166,139 and 152,107, respectively, and were included in the computation of dividends and earnings per share in each of the respective years.

NOTE H - DEPOSITS

At December 31, 2002, the scheduled maturities of time deposits were as follows:


                         YEAR                    AMOUNT
                         ----                   --------
                         2003                  $132,003
                         2004                    32,912
                         2005                    37,852
                         2006                    26,984
                         2007                    21,452
                   Thereafter                        59



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   29

NOTE I - BORROWED FUNDS

Borrowed funds at December 31 consist of the following obligations:


                                                                 2002                  2001
                                                               --------              --------
Federal Home Loan Bank advances                                $ 14,360              $ 11,381
Securities sold under agreements to repurchase                    3,169                   251
Unsecured note payable                                              264                    --
                                                               --------              --------
                                                               $ 17,793              $ 11,632
                                                               ========              ========


The Federal Home Loan Bank borrowings are collateralized by a blanket lien on all qualified 1 to 4 family residential mortgage loans and U.S. Treasury and government agency securities equal to at least 160% of outstanding advances. Advances are also secured by FHLB stock owned by the Banks.

The unsecured note payable has an imputed interest rate of 4.16% and is payable in annual installments of $60,000, including interest, through July 2007.

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreement to repurchase are reflected at the amount of cash received in connection with the transaction. The U.S. government agency securities underlying the agreements have a carrying value and a fair value of approximately $3,625 and $1,030 at December 31, 2002 and 2001, respectively. Such securities remain under the control of the Corporation. The Corporation may be required to pledge additional collateral based on the fair value of the underlying securities.

The maturity and weighted average interest rates of FHLB advances at December 31 follow:

                                                        2002
                                                        ----
                                              AMOUNT             RATE
                                             --------          --------
Fixed rate advance due 2004                  $  1,000              5.05%
Two year putable advance due 2006               5,000              5.08
Fixed rate advance due 2009                     1,000              4.19
Fixed rate advance due 2010                     2,360              6.62
One year putable advance due 2010               3,000              4.98
Fixed rate advance due 2012                     2,000              4.90
                                             --------              ----
                  TOTAL ADVANCES             $ 14,360              5.22%
                                             ========              ====

                                                        2001
                                                        ----
                                              AMOUNT             RATE
                                             --------          --------

Fixed rate advance due 2004                  $  1,000              5.05%
Two year putable advance due 2006               5,000              5.08
Fixed rate advance due 2010                     2,381              6.62
One year putable advance due 2010               3,000              4.98
                                             --------              ----
                  TOTAL ADVANCES             $ 11,381              5.26%
                                             ========              ====


30                   IBT BANCORP, INC. FINANCIAL STATEMENTS

NOTE J - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Corporation is party to financial instruments with off-balance-sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in a particular class of financial instruments.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in deciding to make these commitments as it does for extending loans to customers.

Commitments to extend credit, which totaled $60,800 at December 31, 2002, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have variable interest rates, fixed expiration dates, or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. At December 31, 2002, the Corporation had a total of $506 in outstanding standby letters of credit.

Generally, these commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon the extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and other income producing commercial properties.

NOTE K - COMMITMENTS AND OTHER MATTERS

There were no material noncancelable lease commitments outstanding at December 31, 2002.

Banking regulations require banks to maintain cash reserve balances in currency or as deposits with the Federal Reserve Bank. The Corporation's requirement was approximately $11,031 at December 31, 2002, and $8,709 at December 31, 2001.

Banking regulations also limit the transfer of assets in the form of dividends, loans, or advances from the subsidiary Banks to the Corporation. At December 31, 2002, substantially all of the subsidiary Banks' assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current years retained net income plus retained net income for the preceding two years, less any required transfers to capital surplus. At January 1, 2003, the amount available for dividends without regulatory approval was approximately $1,373.

The Corporation maintains a self-funded medical plan under which the Corporation is responsible for the first $50 per year of claims made by a covered individual. Medical claims are subject to a lifetime maximum of $2,000 per covered individual. Expenses are accrued based on estimates of the aggregate liability for claims incurred and the Corporation's experience. Expenses were $1,370 in 2002, $1,063 in 2001 and $634 in 2000.



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   31

The Corporation offers a dividend reinvestment and employee stock purchase plan. The dividend reinvestment plan allows shareholders to purchase previously unissued IBT Bancorp common shares. The employee stock purchase plan allows employees to purchase IBT Bancorp common stock through payroll deduction. The number of shares authorized for issuance under these plans are 150,000 with 14,538 shares unissued at December 31, 2002. During 2002, 2001 and 2000, 52,473
shares were issued for $1,524, 37,434 shares were issued for $971, and 23,304 shares were issued for $492, respectively, in cash pursuant to these plans.

The subsidiary Banks of the Corporation have obtained approval to borrow up to $30,000 from the Federal Home Loan Bank (FHLB) of Indianapolis. Under the terms of the agreement, the Banks may obtain advances at the stated rate at the time of the borrowings. The Banks have agreed to pledge eligible mortgage loans and U.S. Treasury and governmental agencies as collateral for any such borrowings.

Certain directors and executive officers and their related interests of the Corporation and the Banks were deposit customers of the Banks. Total deposits of these customers aggregate approximately $6,956 and $4,881 at December 31, 2002 and December 31, 2001, respectively.

NOTE L - OPERATING SEGMENTS

The Corporation's reportable segments are based on legal entities that account for at least 10% of operating results. The accounting policies are the same as those discussed in Note A to the Consolidated Financial Statements. The Corporation evaluates performance based principally on net income and asset quality of the respective segments. A summary of selected financial information for the Corporation's reportable segments follows:

                                                                                    All Others
                                           Isabella Bank        Farmers             (Including
                                             and Trust        State Bank              Parent)           Total
                                           -----------        ----------            ----------        --------
2002
Total assets                                 $515,831          $126,850              $ 11,038         $653,719
  Interest income                              29,689             8,353                   119           38,161
  Net interest income                          17,559             5,135                   211           22,905
  Provision for loan losses                       650               375                    --            1,025
  Net income                                    5,516             1,206                   203            6,925

2001
Total assets                                 $469,408          $116,903              $  5,832         $592,143
  Interest income                              31,718             8,987                    93           40,798
  Net interest income                          16,292             5,003                   243           21,538
  Provision for loan losses                       500               270                    --              770
  Net income (loss)                             4,824             1,269                   (27)           6,066

2000
Total assets                                 $430,060          $106,699              $  4,138         $540,897
  Interest income                              29,554             9,135                    65           38,754
  Net interest income                          15,002             5,199                   151           20,352
  Provision for loan losses                       265               300                    --              565
  Net income (loss)                             4,223             1,439                  (231)           5,431


NOTE M - REGULATORY CAPITAL MATTERS

The Corporation (on a consolidated basis) and its subsidiary banks, Isabella Bank and Trust and Farmers State Bank of Breckenridge ("Banks") are subject to various regulatory capital requirements administered by their primary regulator, the Federal Reserve Bank. Failure to meet minimum capital requirements can initiate mandatory and/or discretionary actions by the Federal Reserve. These actions could have a material effect on the Corporation's and Banks' financial statements.

32                   IBT BANCORP, INC. FINANCIAL STATEMENTS

Under the Federal Reserve's capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Banks must meet specific capital guidelines that include quantitative measures of their assets, certain off-balance-sheet items, and capital, as calculated under regulatory accounting standards. The Banks' required capital is also subject to regulatory qualitative judgment regarding the Banks' interest rate risk exposure and credit risk. Prompt corrective action provisions are not applicable to bank holding companies.

Measurements established by regulation to ensure capital adequacy require the Corporation and the Banks to maintain minimum total capital to risk weighted assets (as defined in the regulations), Tier 1 capital to risk weighted assets (as defined), and Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2002 and 2001, that the Corporation and the Banks met all capital adequacy requirements to which they are subject.

As of December 31, 2002, the most recent notifications from the Federal Reserve Bank categorized the Banks as well capitalized. To be categorized as well capitalized, a bank must maintain total risk based capital, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There have been no conditions or events since the notifications that management believes has changed the Banks' category.

The Corporation's and each Bank's actual capital amounts (in thousands) and ratios are also presented in the table.

                                                                                                                   Minimum
                                                                                                             To Be Well Capitalized
                                                                                 Minimum Capital             Under Prompt Corrective
                                              Actual                               Requirements                 Action Provisions
                                              Amount          Ratio           Amount        Ratio            Amount          Ratio
                                             --------         -----          -------        -----           -------          -----
AS OF DECEMBER 31, 2002
  Total capital to risk weighted assets
    Isabella Bank and Trust                  $ 40,385          12.9%         $24,998          8.0%          $31,247           10.0%
    Farmers State Bank of Breckenridge         12,957          14.2            7,284          8.0             9,106           10.0
    Consolidated                               62,030          15.2           32,670          8.0               N/A            N/A
  Tier 1 capital to risk weighted assets
    Isabella Bank and Trust                    36,525          11.7           12,499          4.0            18,748            6.0
    Farmers State Bank of Breckenridge         11,811          13.0            3,642          4.0             5,463            6.0
    Consolidated                               56,919          13.9           16,335          4.0               N/A            N/A
  Tier 1 capital to average assets
    Isabella Bank and Trust                    36,525           7.4           19,856          4.0            24,820            5.0
    Farmers State Bank of Breckenridge         11,811           9.6            4,912          4.0             6,140            5.0
    Consolidated                               56,919           9.2           24,795          4.0               N/A            N/A

AS OF DECEMBER 31, 2001
  Total capital to risk weighted assets
    Isabella Bank and Trust                  $ 37,154          12.5%         $23,867          8.0%          $29,834           10.0%
    Farmers State Bank of Breckenridge         12,294          14.9            6,593          8.0             8,241           10.0
    Consolidated                               58,065          15.1           30,831          8.0               N/A            N/A
  Tier 1 capital to risk weighted assets
    Isabella Bank and Trust                    33,425          11.2           11,933          4.0            17,900            6.0
    Farmers State Bank of Breckenridge         11,255          13.7            3,296          4.0             4,945            6.0
    Consolidated                               53,240          13.8           15,415          4.0               N/A            N/A
  Tier 1 capital to average assets
    Isabella Bank and Trust                    33,425           7.4           17,979          4.0            22,474            5.0
    Farmers State Bank of Breckenridge         11,255          10.3            4,371          4.0             5,464            5.0
    Consolidated                               53,240           9.4           22,553          4.0               N/A            N/A


                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   33

NOTE N - PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED BALANCE SHEET

                                                                        December 31
                                                                 2002                  2001
                                                               --------              --------
ASSETS
  Cash on deposit at subsidiary Banks                          $  4,690              $  5,861
  Securities available for sale                                   1,497                   588
  Investments in subsidiaries                                    58,949                51,912
  Premises and equipment                                             98                   113
  Other assets                                                    1,722                 1,157
                                                               --------              --------
                  TOTAL ASSETS                                 $ 66,956              $ 59,631
                                                               ========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Other liabilities                                            $  3,553              $  2,803
  Shareholders' equity                                           63,403                56,828
                                                               --------              --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $ 66,956              $ 59,631
                                                               ========              ========


CONDENSED STATEMENTS OF INCOME

                                                                              Year Ended December 31
                                                                 2002                  2001             2000
                                                               --------              -------          -------
Income
  Dividends from subsidiaries                                  $  3,325              $ 3,115          $ 4,700
  Interest income                                                   122                  154              105
  Management fee and other                                          292                  245                6
                                                               --------              -------          -------
                                     TOTAL INCOME                 3,739                3,514            4,811
Expenses                                                            824                  680              563
                                                               --------              -------          -------
  Income before income tax benefit and equity in
    undistributed earnings of subsidiaries                        2,915                2,834            4,248
  Federal income tax benefit                                        152                  103              166
                                                               --------              -------          -------
                                                                  3,067                2,937            4,414
Undistributed earnings of subsidiaries                            3,858                3,129            1,017
                                                               --------              -------          -------
                                       NET INCOME              $  6,925              $ 6,066          $ 5,431
                                                               ========              =======          =======

CONDENSED STATEMENTS OF CASH FLOWS

                                                                              Year Ended December 31
                                                                 2002                  2001             2000
                                                               --------              -------          -------
OPERATING ACTIVITIES
  Net income                                                   $  6,925              $ 6,066          $ 5,431
    Adjustments to reconcile net income
      to cash provided by operations
        Undistributed earnings of subsidiaries                   (3,858)              (3,129)          (1,017)
        Net amortization of securities                               --                    1                3
        (Increase) decrease in interest receivable                   (2)                   1               20
        (Increase) decrease in other assets                      (1,947)                (240)               3
        Increase in accrued expenses                                389                1,353            1,440
        Provision for depreciation                                   20                   19               19
        Deferred income taxes (benefit)                             328                 (401)            (512)
                                                               --------              -------          -------
                  NET CASH PROVIDED BY OPERATIONS                 1,855                3,670            5,387



34                   IBT BANCORP, INC. FINANCIAL STATEMENTS

                                                                                Year Ended December 31
                                                                  2002                 2001             2000
                                                               --------              -------          -------
INVESTING ACTIVITIES
  Proceeds from the maturities of investments securities
    available for sale                                              175                   75              867
  Purchases of investment securities available for sale          (1,080)                  --               --
  Investment in subsidiaries                                       (495)                  --           (2,924)
  Purchases of equipment and premises                                (5)                 (39)             (19)
                                                               --------              -------          -------
         NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES     (1,405)                  36           (2,076)

FINANCING ACTIVITIES
  Cash dividends                                                 (2,585)              (2,327)          (2,198)
  Issuance of common stock                                        1,583                  971              492
  Repurchase of common stock                                       (619)                (768)              --
                                                               --------              -------          -------
         NET CASH USED IN FINANCING ACTIVITIES                   (1,621)              (2,124)          (1,706)
                                                               --------              -------          -------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                 (1,171)               1,582            1,605
Cash and cash equivalents at beginning of year                    5,861                4,279            2,674
                                                               --------              -------          -------
         CASH AND CASH EQUIVALENTS AT YEAR END                 $  4,690              $ 5,861          $ 4,279
                                                               ========              =======          =======

NOTE O - GOODWILL AND OTHER INTANGIBLE ASSETS

On January 1, 2002, the Corporation adopted the FASB Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." Statement No. 142 addresses the reporting and other intangible assets subsequent to their acquisition. This Statement requires that goodwill be separately disclosed if material from other intangible assets on the consolidated balance sheet and that goodwill and intangible assets with indefinite useful lives no longer be amortized, but, instead, tested for impairment at least annually. The adoption of Statement No. 142 resulted in the reduction of goodwill amortization of $392 or $0.09 per share for 2002.

As required by the Statement, intangible assets that do not meet the criteria for recognition apart from goodwill must be reclassified. As a result of the Corporation's analysis, no reclassifications were required as of December 31, 2002. Included in other assets on the accompanying consolidated balance sheets are the following amounts as of December 31:

                                               2002              2001
                                              -------          -------
Branch acquisition goodwill                   $ 2,036          $ 2,036
Title company goodwill                          1,064               --
                                              -------          -------
Total goodwill                                  3,100            2,036
Core deposit intangibles                          398              492
                                              -------          -------
                                              $ 3,498          $ 2,528
                                              =======          =======

The core deposit intangibles are being amortized on a straight-line basis over nine years.


                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   35

IBT BANCORP FINANCIAL REVIEW
(All dollars in thousands)

The following is management's discussion and analysis of the financial condition and results of operations for IBT Bancorp (the Corporation). This discussion and analysis is intended to provide a better understanding of the financial statements and statistical data included elsewhere in the Annual Report.

CRITICAL ACCOUNTING POLICIES: The Corporation's significant accounting policies are set forth in Note 1 of the Consolidated Financial Statements. Of these significant accounting policies, the Corporation considers its policies regarding the allowance for loan losses and servicing assets to be its most critical accounting policies.

The allowance for loan losses requires management's most subjective and complex judgment. Changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations. The Corporation has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Corporation's assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers which is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Corporation's allowance for loan losses and related matters, see Provision for Loan Losses and Allowance for Loan Losses.

Servicing assets are recognized when loans are sold with servicing retained. Servicing assets are amortized in proportion to and over the period of estimated future net servicing income. The fair value of servicing assets is estimated by discounting the future cash flows at estimated future current market rates for the expected life of the loans. The Corporation uses industry prepayment statistics in estimating the expected life of the loan. Management periodically evaluates servicing assets for impairment. For purposes of measuring impairment, the rights are stratified based on original term to maturity. The amount of impairment recognized is the amount by which the servicing asset for a stratum exceeds its fair value.


36                   IBT BANCORP, INC. FINANCIAL STATEMENTS

         TABLE 1. DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS'
                EQUITY; INTEREST RATE AND INTEREST DIFFERENTIAL

The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities. This schedule also presents an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a 34% tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. Federal Reserve and Federal Home Loan Bank Equity holdings are included in Other Investments.


                                                    2002                            2001                           2000
                                       -----------------------------    ----------------------------    ----------------------------
                                                    Tax      Average                Tax      Average                Tax      Average
                                       Average   Equivalent   Yield/    Average  Equivalent   Yield/    Average  Equivalent   Yield/
                                       Balance    Interest     Rate     Balance   Interest     Rate     Balance   Interest     Rate
                                       --------   ---------  -------    --------  ---------  -------    -------   ---------  -------
INTEREST EARNING ASSETS
  Loans                                $396,234   $31,554      7.96%    $404,586  $35,118      8.68%    $380,392  $33,333      8.76%
  Taxable investment securities          94,383     4,197      4.45       54,171    2,993      5.53       62,581    3,666      5.86
  Nontaxable investment securities       45,663     2,864      6.27       34,748    2,481      7.14       29,914    2,194      7.33
  Federal funds sold                     26,364       423      1.60       23,827      897      3.76        2,731      170      6.22
  Other investments                       2,735       165      6.03        2,626      180      6.85        2,256      173      7.67
                                       --------   -------      ----     --------  -------      ----     --------  -------      ----
   TOTAL EARNING ASSETS                 565,379    39,203      6.93      519,958   41,669      8.01      477,874   39,536      8.27

NONEARNING ASSETS
  Allowance for loan losses              (5,621)                          (5,347)                         (4,939)
  Cash and due from banks                24,236                           21,052                          18,253
  Premises and equipment                 14,983                           12,461                          10,385
  Accrued income and other assets        24,530                           18,423                          14,572
                                       --------                         --------                        --------
   TOTAL ASSETS                        $623,507                         $566,547                        $516,145
                                       ========                         ========                        ========

INTEREST BEARING LIABILITIES
  Interest bearing demand deposits     $ 98,478     1,406      1.43     $ 81,260    1,955      2.41     $ 68,017    1,987      2.92
  Savings deposits                      135,792     2,201      1.62      121,202    3,258      2.69      122,610    3,908      3.19
  Time deposits                         247,182    10,971      4.44      235,481   13,465      5.72      206,849   12,032      5.82
  Borrowed funds                         13,960       678      4.86       10,712      582      5.43        7,158      475      6.64
                                       --------   -------      ----     --------  -------      ----     --------  -------      ----
   TOTAL INTEREST BEARING LIABILITIES   495,412    15,256      3.08      448,655   19,260      4.29      404,634   18,402      4.55

NONINTEREST BEARING LIABILITIES
  AND SHAREHOLDERS' EQUITY
  Demand deposits                        59,518                           56,904                          55,188
  Other                                   9,037                            6,201                           5,817
  Shareholders' equity                   59,540                           54,787                          50,506
                                       --------                         --------                        --------
   TOTAL LIABILITIES AND EQUITY        $623,507                         $566,547                        $516,145
                                       ========                         ========                        ========
NET INTEREST INCOME (FTE)                         $23,947                         $22,409                         $21,134
                                                  =======                         =======                         =======
NET YIELD ON INTEREST EARNING
  ASSETS (FTE)                                                 4.24%                           4.31%                           4.42%
                                                               ====                            ====                            ====


RESULTS OF OPERATIONS

The Corporation achieved record net income for the sixteenth consecutive year in 2002 with net earnings of $6,925 versus $6,066 in 2001.

Two key measures of earnings performance commonly used in the banking industry are return on average assets and return on average shareholders' equity. Return on average assets measures the ability of a corporation to profitably and efficiently employ its resources. The Corporation's return on average assets was 1.11% in 2002, 1.07% in 2001, and 1.05% in 2000. Return on average equity indicates how effectively a corporation is able to generate earnings on capital invested by its shareholders. The Corporation's return on average shareholders' equity was 11.63% in 2002, 11.07% in 2001, and 10.75% in 2000.


                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   37

NET INTEREST INCOME

The Corporation derives the majority of its gross income from interest earned on loans and investments, while its most significant expense is the interest cost incurred for funds used. Net interest income is the amount by which interest income on earning assets exceeds the interest cost of deposits and borrowings. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. Management exerts some control over these factors, however, Federal Reserve monetary policy and competition have a significant impact. Interest income includes loan fees of $1,524 in 2002, $1,425 in 2001, and $957 in 2000. For analytical purposes, net interest income is adjusted to a "taxable equivalent" basis by adding the income tax savings from interest on tax-exempt loans and securities, thus making year-to-year comparisons more meaningful.

                   TABLE 2. VOLUME AND RATE VARIANCE ANALYSIS

The following table details the dollar amount of changes in FTE net interest income for each major category of interest earning assets and interest bearing liabilities and the amount of change attributable to changes in average balances (volume) or average rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                   2002 Compared  to 2001                   2001 Compared to 2000
                                                 Increase (Decrease) Due to               Increase (Decrease) Due to
                                             -----------------------------------     -----------------------------------
                                             Volume         Rate           Net         Volume         Rate          Net
                                             ------       -------       -------        ------       -------       ------
CHANGES IN INTEREST INCOME
  Loans                                      $ (713)      $(2,851)      $(3,564)       $2,103       $  (318)      $1,785
  Taxable investment securities               1,878          (674)        1,204          (473)         (200)        (673)
  Nontaxable investment securities              711          (328)          383           346           (59)         287
  Federal funds sold                             87          (561)         (474)          819           (92)         727
  Other investments                               7           (22)          (15)           27           (20)           7
                                             ------       -------       -------        ------       -------       ------
    TOTAL CHANGES IN INTEREST INCOME          1,970        (4,436)       (2,466)        2,822          (689)       2,133

CHANGES IN INTEREST EXPENSE
  Interest bearing demand deposits              357          (906)         (549)          351          (383)         (32)
  Savings deposits                              356        (1,413)       (1,057)          (44)         (606)        (650)
  Time deposits                                 642        (3,136)       (2,494)        1,640          (207)       1,433
  Other borrowings                              163           (67)           96           205           (98)         107
                                             ------       -------       -------        ------       -------       ------
    TOTAL CHANGES IN INTEREST EXPENSE         1,518        (5,522)       (4,004)        2,152        (1,294)         858

NET CHANGE IN FTE NET INTEREST INCOME        $  452       $ 1,086       $ 1,538        $  670       $   605       $1,275
                                             ======       =======       =======        ======       =======       ======



38                   IBT BANCORP, INC. FINANCIAL STATEMENTS

As shown in Tables 1 and 2, when comparing year ending December 31, 2002 to 2001, fully taxable equivalent (FTE) net interest income increased $1,538 or 6.9%. An increase of 8.7% in average interest earning assets provided $1,970 of FTE interest income. The majority of this growth was funded by a 10.4% increase in interest bearing liabilities, resulting in $1,518 of additional interest expense. Overall, changes in volume resulted in $452 in additional FTE interest income. The average FTE interest rate earned on assets decreased by 1.08%, decreasing FTE interest income by $4,436, and the average rate paid on deposits decreased by 1.21%, decreasing interest expense by $5,522. The net change related to interest rates earned and paid was a $1,086 increase in FTE net interest income.

The Corporation's FTE net yield as a percentage of average earning assets decreased 0.07%. The decrease was primarily the result of a significant change in the mix of assets and funding sources. Average investment securities as a percentage of total earning assets, increased 7.7% to 24.8% in 2002, while loans, the Corporation's highest yielding assets, decreased 7.7% to 70.1%. The change in mix resulted in a 0.23% decrease in the FTE net yield on interest earning assets. The funding of interest earning assets was done primarily through a 10.4% increase in the percentage of average earning assets funded by interest bearing liabilities. The increased utilization of interest bearing liabilities in funding earning assets resulted in a 0.04% decrease in the FTE net yield on interest earning assets.

Net interest income increased $1,275 to $22,409 in 2001 from $21,134 in 2000. As shown in Tables 1 and 2, in 2001 (FTE) interest income increased $2,822, from an 8.8% increase in the volume of average earning assets. The growth of interest earning assets was funded primarily by a 10.9% increase in interest bearing liabilities that resulted in additional interest expense of $2,152. Overall, the Corporation earned an additional $670 in FTE interest income as a result of increased volume. The average rate earned in 2001 decreased by 0.26%, decreasing FTE interest income by $689, and the average rate paid on deposits decreased by 0.26%, decreasing interest expense by $1,294. The net change related to interest rates earned and paid was a $605 increase in FTE net interest income.

PROVISION FOR LOAN LOSSES

The viability of any financial institution is ultimately determined by its management of credit risk. Total loans outstanding represent 72.0% of the Corporation's total year end deposits and is the Corporation's single largest concentration of risk. Inevitably, poor operating performance may result from the failure to control credit risk. Given the importance of maintaining sound underwriting practices, the Banks' Boards of Directors and senior management teams spend a large portion of their time and effort in loan review. The provision for loan losses is the amount added to the allowance for loan losses on a monthly basis. The allowance for loan losses is management's estimation of potential future losses inherent in the loan portfolio, and is maintained at a level considered by management to be adequate to absorb potential future losses. Evaluation of the allowance for loan losses and the provision for loan losses is based on a continuous review of the changes in the type and volume of the loan portfolio, reviews of specific loans to evaluate their collectibility, past and recent loan loss history, financial condition of borrowers, the amount of impaired loans, overall economic conditions, and other factors. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans, that may be subject to significant change.

As shown in Table 3, total loans outstanding increased 1.7% in 2002 and decreased 1.4% in 2001. The provision for loan losses in 2002 was $1,025, a $255 increase from 2001 and a $460 increase from 2000. The 2002 provision for loan losses was increased as a result of increases in net charged-off loans of $442 and loans classified as nonperforming of $2,484. The majority of the increase in nonperforming loans is related to one farm credit which was in the process of liquidation at year end. Management does not expect any significant additional losses related to this credit. The allowance for loan losses as a percentage of total outstanding loans was 1.38% at both December 31, 2002, and 2001. The Corporation's net charged off loans as a percentage of average loans was 0.23% in 2002 and 0.11% in 2001.



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   39

                    TABLE 3. SUMMARY OF LOAN LOSS EXPERIENCE

The following is a summary of loan balances at the end of each year and their daily average balances, changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, and additions to the allowance which have been expensed.

                                                                      December 31
                                             ------------------------------------------------------------
                                               2002         2001         2000         1999         1998
                                             --------     --------     --------     --------     --------
Amount of loans outstanding
  at the end of year                         $404,480     $397,864     $403,679     $355,846     $318,914
                                             ========     ========     ========     ========     ========
Average gross loans outstanding
  for the year                               $396,234     $404,586     $380,392     $332,083     $300,794
                                             ========     ========     ========     ========     ========
Summary of changes in allowance
  Allowance for loan losses - January 1      $  5,471     $  5,162     $  4,622     $  4,412     $  4,112
    Loans charged off
      Commercial and agricultural                 506          271           65          221          252
      Real estate mortgage                        236           70           58           78           70
      Personal                                    460          351          295          347          297
                                             --------     --------     --------     --------     --------
         TOTAL LOANS CHARGED OFF                1,202          692          418          646          619
    Recoveries
      Commercial and agricultural                 140           35          172           86          255
      Real estate mortgage                         18           41           64           92           13
      Personal                                    141          155          157          169          120
                                             --------     --------     --------     --------     --------
         TOTAL RECOVERIES                         299          231          393          347          388
    Net charge offs                               903          461           25          299          231
    Provision charged to income                 1,025          770          565          509          531
                                             --------     --------     --------     --------     --------
 ALLOWANCE FOR LOAN LOSSES - DECEMBER 31     $  5,593     $  5,471     $  5,162     $  4,622     $  4,412
                                             ========     ========     ========     ========     ========
    Ratio of net charge offs during the
      year to average loans outstanding         0.23%        0.11%        0.01%        0.09%        0.08%
                                             ========     ========     ========     ========     ========
    Ratio of the allowance for loan losses
      to loans outstanding at year end          1.38%        1.38%        1.28%        1.30%        1.38%
                                             ========     ========     ========     ========     ========


As shown in Table 4, the percentage of loans classified as nonperforming by the Corporation as of December 31, 2002 and 2001 was 1.19% and 0.64% of total loans, respectively. Average nonperforming loans for the peer group was 0.87%. The peer group is a composite of financial information of all bank holding companies with assets between $500 million and $1 billion; there were 330 bank holding companies in the Corporation's peer group for the period indicated. The Banks' policies, including a loan considered impaired under Statement of Financial Accounting Standards (SFAS) No. 118, are to transfer a loan to nonaccrual status whenever it is determined that interest should be recorded on the cash basis instead of the accrual basis because of a deterioration in the financial position of the borrower, or a determination that payment in full of interest or principal cannot be expected, or the loan has been in default for a period of 90 days or more, unless it is both well secured and in the process of collection.


40                   IBT BANCORP, INC. FINANCIAL STATEMENTS

                          TABLE 4. NONPERFORMING LOANS


The following loans are all the credits which require classification for state or federal regulatory purposes:

                                                                                December 31
                                                          ------------------------------------------------------
                                                           2002        2001        2000        1999        1998
                                                          ------      ------      ------      ------      ------
Nonaccrual loans                                          $2,484      $1,346      $  382      $  945      $  274
Accruing loans past due 90 days or more                    1,840       1,219       1,484         618       1,130
Restructured loans                                           479          --          --          --          --
                                                          ------      ------      ------      ------      ------
         TOTAL NONPERFORMING LOANS                        $4,803      $2,565      $1,866      $1,563      $1,404
                                                          ======      ======      ======      ======      ======
         NONPERFORMING LOANS AS % OF LOANS                 1.19%        0.64%      0.46%       0.44%       0.44%
                                                          ======      ======      ======      ======      ======


As of December 31, 2002, there were no other interest bearing assets which required classification. Management is not aware of any recommendations by regulatory agencies which, if implemented, would have a material impact on the Corporation's liquidity, capital, or operations.

Management's internal analysis of the estimated range for the allowance was $2,900 to $7,300 as of December 31, 2002. In management's opinion, the allowance for loan losses of $5,593 is adequate as of December 31, 2002. Management has allocated, as reflected in Table 5, the allowance for loan losses to the following categories: 33.4% to commercial and agricultural loans; 29.5% to real estate loans; 30.0% to installment loans; and 7.1% unallocated. The above allocation is not intended to imply limitations on usage of the allowance. The entire allowance is available to fund loan loss without regard to loan type.

              TABLE 5. ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES


The allowance for loan losses has been allocated according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within the following categories:

                                                                                       December 31
                                       2002                      2001                     2000
                              ---------------------     ---------------------     ---------------------
                                          % of Each                 % of Each                 % of Each
                                           Category                  Category                  Category
                              Allowance    to Total     Allowance    to Total     Allowance    to Total
                               Amount       Loans        Amount       Loans        Amount       Loans
                              ---------   ---------     ---------   ---------     ---------   ---------
Commercial and agricultural    $1,868        29.5%       $2,081        26.9%       $1,301        26.6%
Real estate mortgage            1,649        57.0         1,408        59.7         1,559        60.0
Installment                     1,679        13.5         1,577        13.4         1,923        13.4
Unallocated                       397          --           405          --           379          --
                               ------       ------       ------       ------       ------       ------
TOTAL                          $5,593       100.0%       $5,471       100.0%       $5,162       100.0%
                               ======       ======       ======       ======       ======       ======

                                      1999                      1998
                              ---------------------     ---------------------
                                          % of Each                 % of Each
                                           Category                  Category
                              Allowance    to Total     Allowance    to Total
                               Amount       Loans        Amount       Loans
                              ---------   ---------     ---------   ---------
Commercial and agricultural    $1,502        26.9%       $1,473        27.3%
Real estate mortgage            1,232        59.8         1,171        58.4
Installment                     1,555        13.3         1,467        14.3
Unallocated                       333          --           301          --
                               ------       ------       ------       ------
TOTAL                          $4,622       100.0%       $4,412       100.0%
                               ======       ======       ======       ======


                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   41

NONINTEREST INCOME

Noninterest income consists of trust fees, service charges on deposit accounts, fees for other financial services, gain on the sale of mortgage loans, title insurance revenue, and other. As is the case for many financial institutions, management believes fee income is increasingly important as a source of net earnings and expects this trend to continue. There was a $1,905 or 30.7% increase in fees earned from these sources during 2002. Significant changes during 2002 include a $643 increase from the sale of title insurance and related services, a $161 increase in overdraft fees, a $138 increase in mortgage servicing fees, and a $711 increase in gains on the sale of real estate mortgages. During 2002, the Corporation had an average investment of $9.5 million in bank-owned life insurance, a $5.0 million increase over 2001. The average net rate earned on the investment was approximately 5.0% and, because of their tax free accumulation of earnings, they have a taxable equivalent rate of 7.6%. The rates on these contracts are adjustable annually on their anniversary date. The investment is placed with five separate insurance companies with S&P ratings of AA+ or better. The increase in other income due to this investment was $245.

Included in noninterest income is a $1,762 gain from the sale of $192,407 in mortgages during 2002 versus a $1,051 gain on the sale of $126,814 during 2001. The Corporation has established a policy that all 30-year fixed rate mortgage loans will be sold. During 2002, most 15-year fixed rate mortgage loans granted were sold on the secondary market. These loans were sold without recourse, with servicing retained.

Noninterest income increased $1,793 in 2001 when compared to 2000. Significant changes in 2001 include a $539 increase in revenue from IBT Title, a $162 increase in overdraft fees, a $36 increase in mortgage servicing fees, a $953 increase in gains on the sale of residential real estate mortgages, a $39 decrease in service charges on deposit accounts, and a $41 decrease in brokerage commissions.

NONINTEREST EXPENSES

Noninterest expenses increased $2,077 or 11.1% during 2002. Noninterest expenses net of noninterest income divided by average total assets equalled 2.03% in 2002, 2.21% in 2001, and 2.38% in 2000. The decrease in the 2002 ratio was primarily a result of the $711 increase in the gains on the sale of real estate mortgages, and a $561 decline in the amortization of intangibles.

The largest component of noninterest expenses is salaries and employee benefits, which increased $1,517 or 15.5%. Salaries increased $916 due to increases in staffing and normal merit and promotional salary increases. Employee benefits increased $601 in 2002. A significant portion of the increase was related to a 28.7% increase in medical insurance expenses, an 86.6% increase in pension expense, and a 33.8% increase in the Corporation's voluntary contribution to the ESOP. Footnote G in the Corporation's Notes to Consolidated Financial Statements include the required disclosures regarding the benefit obligations, plan assets, and funding status of the Corporation's Defined Pension Benefit Plan. Over the last three years the plan has experienced an accumulated loss of $1,060 on the Plan's investments. The entire loss is related to the general decline in market value of stock equity investments. Over the same time period, the actuarial assumption for the long term rate of return on the assets held by the Plan should have produced a return of $1,161. Essentially, the actual loss combined with the change in actuarial assumptions related to the benefit obligation has produced a $2,119 underfunding of the Plan's assets as of December 31, 2002. This shortfall will significantly increase the Corporation's pension expense in future periods. The Corporation's Board of Directors has been discussing its options and plans to make a decision on how to address the shortfall in 2003.

Occupancy and furniture and equipment expenses increased $461 or 14.2% in 2002. The majority of this increase is related to building depreciation, property taxes, service contracts and equipment depreciation. The amortization of acquisition intangibles decreased $561 as a result of the adoption of SFAS No.
142. All other operating expenses increased $660. The most significant increases are related to director fees, audit and examiner fees, and donations. The Corporation contributed approximately $750 to the Isabella Bank and Trust Community Foundation.




42                   IBT BANCORP, INC. FINANCIAL STATEMENTS

Noninterest expenses increased $2,018 or 12.1% in 2001. During 2001, salaries and benefits increased $1,196, occupancy and furniture and equipment expenses increased $270, all other operating expenses increased $465, and the amortization of the deposit based intangible increased by $87.

FEDERAL INCOME TAXES

Federal income tax expense for 2002 was $2,286 or 24.8% of pre-tax income compared to $2,205 or 26.7% of pre-tax income in 2001 and $2,084 or 27.7% in 2000. The decrease in income tax expense as a percentage of income in 2002 is attributable to an increase in nontaxable municipal income as a percentage of the Corporation's pretax net income. A reconcilement of federal income tax expense and the amount computed at the federal statutory rate of 34% is found in Note F, Federal Income Taxes, in the accompanying consolidated financial statements.

ANALYSIS OF CHANGES IN THE STATEMENT OF FINANCIAL CONDITION

Total assets were $652,717 at December 31, 2002, an increase of $60,574 or 10.2% over year end 2001. Asset growth was primarily funded by a $45,215 increase in deposits, a $6,161 increase in borrowings, and a $6,629 increase in shareholders' equity. A discussion of changes in balance sheet amounts by major categories follows.

INVESTMENT SECURITIES

The primary objective of the Corporation's investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and the Corporation's overall exposure to changes in interest rates. During 2002, the Corporation's net holdings of investment securities increased $53,673. Table 6 shows the carrying value of investment securities available for sale and held to maturity. Securities held to maturity, which are stated at amortized cost, consist mostly of local municipal bond issues, and U.S. Agencies. Securities not classified by management as held to maturity are classified as available for sale and are stated at fair value.

                          TABLE 6. INVESTMENT PORTFOLIO


The following is a schedule of the carrying value of investment securities available for sale and held to maturity:

                                                                December 31
                                                       2002         2001         2000
                                                     --------     --------     -------
Available for sale
  U.S. Treasury and U.S. government agencies         $ 90,974     $ 53,047     $40,978
  States and political subdivisions                    64,607       47,141      36,186
  Commercial paper                                      2,328        2,330         350
                                                     --------     --------     -------
                              TOTAL                  $157,909     $102,518     $77,514
                                                     ========     ========     =======

Held to maturity
  U.S. Treasury and U.S. government agencies         $     74     $    148     $ 1,060
  States and political subdivisions                     1,662        3,306       6,637
  Other securities                                         --           --         602
                                                     --------     --------     -------
                              TOTAL                  $  1,736     $  3,454     $ 8,299
                                                     ========     ========     =======

Excluding those holdings of the investment portfolio in U.S. Treasury and U.S. government agency securities, there were no investments in securities of any one issuer which exceeded 10% of shareholders' equity. The Corporation has a policy prohibiting investments in securities that it deems are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes.


                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   43

The following is a schedule of maturities of each category of investment securities (at carrying value) and their weighted average yield as of December 31, 2002:

 TABLE 7. SCHEDULE OF MATURITIES OF INVESTMENT SECURITIES AND WEIGHTED AVERAGE
          YIELDS

                                                                   Maturing
                           ---------------------------------------------------------------------------------------
                                                        After One               After Five
                                                         Year But               Years But
                                  Within                  Within                  Within                 After
                                 One Year               Five Years              Ten Years              Ten Years
                            Amount     Yield        Amount     Yield        Amount     Yield       Amount     Yield
                           -------     ----        -------     ----        -------     ----       -------     ----
Available for sale
  U.S. Treasury and U.S.
    government agencies    $18,198     4.44%       $61,849     3.55%       $    --       --%      $    --       --%
  States and political
    subdivisions            10,860     3.13         28,091     3.97         20,921     4.48         4,735     4.41
  Mortgage backed              267     5.93            270     5.94          4,459     5.35         5,931     9.63
  Corporate & other
    securities               1,017     4.71          1,311     4.62             --       --            --       --
                           -------     ----        -------     ----        -------     ----       -------     ----
         TOTAL             $30,342     3.99%       $91,521     3.70%       $25,380     4.63%      $10,666      7.30%
                           =======     ====        =======     ====        =======     ====       =======     ====
Held to maturity
  States and political
    subdivisions           $    50     4.50%       $ 1,612     4.79%       $    --       --%      $    --       --%
  Mortgage backed               --       --             74     5.76             --       --            --       --
                           -------     ----        -------     ----        -------     ----       -------     ----
         TOTAL             $    50     4.50%       $ 1,686     4.83%       $    --       --%      $    --       --%
                           =======     ====        =======     ====        =======     ====       =======     ====


LOANS

The largest component of earning assets is loans. The proper management of credit and market risk inherent in loans is critical to the financial well-being of the Corporation. To control these risks, the Corporation has adopted strict underwriting standards. The standards include prohibitions against lending outside the Corporation's defined market area, lending limits to a single borrower, and strict loan to collateral value limits. The Corporation also monitors and limits loan concentrations extended to volatile industries. The Corporation has no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in Table 8.

                             TABLE 8. LOAN PORTFOLIO

                                                                   December 31
                                    2002             2001             2000             1999             1998
                                  --------         --------         --------         --------         --------
Commercial                        $ 66,326         $ 58,424         $ 60,301         $ 55,247         $ 48,204
Agricultural                        53,223           48,523           47,298           40,449           38,766
Real estate mortgage               230,409          237,650          242,042          212,724          186,413
Installment                         54,522           53,267           54,038           47,426           45,531
                                  --------         --------         --------         --------         --------
         TOTAL LOANS              $404,480         $397,864         $403,679         $355,846         $318,914
                                  ========         ========         ========         ========         ========


Total loans increased $6,616 in 2002. The increase was primarily in commercial and agricultural loans. As of December 31, 2002, as a percentage of total loans, commercial loans were 16.4%, agricultural were 13.1%, real estate mortgages were 57.0%, and installments were 13.5%.


44                   IBT BANCORP, INC. FINANCIAL STATEMENTS

DEPOSITS

Total deposits increased $45,215 and were $561,456 at year end 2002, an 8.8% increase over 2001. Average deposits increased 9.3% in 2002 and in 2001. During 2002, average noninterest bearing deposits increased 4.6%, interest bearing demand deposits increased 21.2%, savings deposits increased 12.0%, and time deposits increased 5.0%. Time deposits over $100 as a percentage of total deposits equaled 12.5% and 11.5% as of December 31, 2002 and 2001, respectively.

                            TABLE 9. AVERAGE DEPOSITS


                                                          2002                    2001                   2000
                                                   ----------------        ----------------       ----------------
                                                    Amount     Rate         Amount     Rate        Amount     Rate
                                                   -------     ----        -------     ----       -------     ----
Noninterest bearing demand deposits                $ 59,518                $ 56,904               $ 55,188
Interest bearing demand deposits                     98,478    1.43%         81,260    2.41%        68,017    2.92%
Savings deposits                                    135,792    1.62         121,202    2.69        122,610    3.19
Time deposits                                       247,182    4.44         235,481    5.72        206,849    5.82
                                                   --------                --------               --------
TOTAL                                              $540,970                $494,847               $452,664
                                                   ========                ========               ========


       TABLE 10. MATURITIES OF TIME CERTIFICATES OF DEPOSIT OVER $100,000

                                                             December 31
                                         2002              2001              2000
                                       --------          --------          --------
Maturity
  Within 3 months                      $ 21,900          $ 22,259          $ 13,217
  Within 3 to 6 months                   15,928            11,418             7,250
  Within 6 to 12 months                  18,624            11,496             7,418
  Over 12 months                         13,858            14,252            10,627
                                       --------          --------          --------
         TOTAL                         $ 70,310          $ 59,425          $ 38,512
                                       ========          ========          ========


Within the banking industry there is agreement that competition from mutual funds and annuities has had a significant impact on deposit growth. In response, the Corporation's subsidiaries now offer mutual funds and annuities to its customers. The Corporation's trust department also offers a variety of financial products in addition to traditional estate services.

CAPITAL

The capital of the Corporation consists solely of common stock, capital surplus, retained earnings, and accumulated other comprehensive income. Total capital increased approximately $6,629 in 2002. The Corporation offers a dividend reinvestment and employee stock purchase plan. Under the provisions of these Plans, the Corporation issued 52,473 shares of common stock generating $1,524 of capital during 2002, and 32,623 shares of common stock generating $971 of capital in 2001. The Board of Directors authorized management to repurchase up to $2.0 million of common stock shares. A total of 18,786 shares were repurchased in 2002 at an average price of $32.95 per share. Accumulated other comprehensive income increased $525 and consists of $1,887 increase in unrealized gain on available for sale investment securities reduced by a loss of $1,362 related to the recognition of an additional minimum pension liability.

The Federal Reserve Board's current recommended minimum primary capital to assets requirement is 6.0%. The Corporation's primary capital to assets, which consists of shareholders' equity plus the allowance for loan losses less acquisition intangibles, was 10.0% at year end 2002. There are no commitments for significant capital expenditures.



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   45

The Federal Reserve Board has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8%, of which at least 4% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and the Corporation's values at December 31, 2002:

                 Percentage of Capital to Risk Adjusted Assets:


                         Required      IBT Bancorp
                         --------      -----------
Equity Capital             4.00%         13.94%
Secondary Capital          4.00           1.25
                           ----          -----
Total Capital              8.00%         15.19%
                           ====          =====


IBT Bancorp's secondary capital includes only the allowance for loan losses. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.

The Federal Reserve also prescribes minimum capital requirements for the Corporation's subsidiary Banks. At December 31, 2002, the Banks exceeded these minimums. For further information regarding the Banks' capital requirements, refer to Note M of the Financial Statements, Regulatory Capital Matters.

LIQUIDITY

Liquidity management is designed to have adequate resources available to meet depositor and borrower discretionary demands for funds. Liquidity is also required to fund expanding operations, investment opportunities, and payment of cash dividends. The primary sources of the Corporation's liquidity are cash and cash equivalents and available for sale investment securities.

As of December 31, 2002 and 2001, cash and cash equivalents equaled 8.3% and 9.4%, respectively, of total assets. Net cash provided from operations was $6,124 in 2002 and $2,145 in 2001. Net cash provided by financing activities equaled $49,491 in 2002 and $42,489 in 2001. The Corporation's investing activities used cash amounting to $56,640 in 2002 and $17,597 in 2001. The accumulated effect of the Corporation's operating, investing, and financing activities on cash and cash equivalents was a $1,025 decrease in 2002 and a $28,425 increase in 2001.

In addition to cash and cash equivalents, investment securities available for sale are another source of liquidity. Securities available for sale equaled $157,909 as of December 31, 2002 and $102,518 as of December 31, 2001. In
addition to these primary sources of liquidity, the Corporation has the ability to borrow in the federal funds market and at both the Federal Reserve Bank and the Federal Home Loan Bank. The Corporation's liquidity is considered adequate by the management of the Corporation.

INTEREST RATE SENSITIVITY

Interest rate sensitivity management aims at achieving reasonable stability in the net interest margin through periods of changing interest rates. Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. One tool used by management to measure interest rate sensitivity is gap analysis. As shown in Table 11, the gap analysis depicts the Corporation's position for specific time periods and the cumulative gap as a percentage of total assets.

46                   IBT BANCORP, INC. FINANCIAL STATEMENTS

Investment securities and other investments are scheduled according to their contractual maturity. Nonvariable rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans are included in the time frame of their earliest repricing. Of the $404,480 in total loans, $67,424 are variable rate loans. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $1,588 which are included in the 0 to 3 month time frame. Money market accounts reprice monthly and are included in the 0 to 3 month time frame.

Passbook savings, statement savings, and NOW accounts have no contractual maturity date and are believed to be predominantly noninterest rate sensitive by management. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon management's analysis of deposit runoff over the past five years. Management believes this runoff experience is consistent with its expectation for the future. As of December 31, 2002, the Corporation had $64,704 more in liabilities than assets maturing within one year. A negative gap position results when more liabilities, within a specified time frame, mature or reprice than assets.


                       TABLE 11. INTEREST RATE SENSITIVITY

The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2002. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.

                                   0 to 3        4 to 12         1 to 5        Over 5
                                   Months         Months          Years         Years
                                  --------       --------       --------       -------
Interest Sensitive Assets
  Fed funds sold                  $ 25,850       $     --       $     --       $    --
  Investment securities              4,892         25,500         93,208        36,045
  Loans                            115,153         50,299        215,889        20,655
                                  --------       --------       --------       -------
         TOTAL                    $145,895       $ 75,799       $309,097       $56,700
                                  ========       ========       ========       =======

Interest Sensitive Liabilities
  Borrowed funds                  $  3,169       $     94       $  6,375       $ 8,155
  Time deposits                     49,905         82,822        118,476            59
  Savings                           80,993          4,373         36,772        13,755
  Interest bearing demand           58,000          7,042         41,446         4,707
                                  --------       --------       --------       -------
         TOTAL                    $192,067       $ 94,331       $203,069       $26,676
                                  ========       ========       ========       =======

Cumulative gap                    $(46,172)      $(64,704)      $ 41,324       $71,348
Cumulative gap as a % of assets     (7.07%)        (9.91%)         6.33%        10.98%



                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   47

              TABLE 12. LOAN MATURITY AND INTEREST RATE SENSITIVITY

The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2002. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.


                                                                       Due in
                                                      1 Year           1 to 5         Over 5
                                                      or Less           Years         Years           Total
                                                      -------         --------        ------        --------
Commercial and agricultural                           $57,089         $ 58,884        $3,576        $119,549
                                                      =======         ========        ======        ========
Interest Sensitivity:
  Loans maturing after one year which have:
    Fixed interest rates                                              $ 45,050        $3,385
    Variable interest rates                                             13,834           191
                                     TOTAL                            $ 58,884        $3,576
                                                                      ========        ======


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Corporation's primary market risks are interest rate risk and, to a lesser extent, liquidity risk. The Corporation has no foreign exchange risk, holds limited loans outstanding to oil and gas concerns, holds no trading account assets, nor does it utilize interest rate swaps or derivatives in the management of its interest rate risk. Any changes in foreign exchange rates or commodity prices would have an insignificant impact, if any, on the Corporation's interest income and cash flows.

Interest rate risk ("IRR") is the exposure of the Corporation's net interest income, its primary source of income, to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution's interest earning assets and its interest bearing liabilities. IRR is the fundamental method in which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to the Corporation's earnings and capital.

The Federal Reserve, the Corporation's primary Federal regulator, has adopted a policy requiring the Board of Directors and senior management to effectively manage the various risks that can have a material impact on the safety and soundness of the Corporation. The risks include credit, interest rate, liquidity, operational, and reputational. The Corporation has policies, procedures and internal controls for measuring and managing these risks. Specifically, the IRR policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to the Board of Directors.

The Corporation uses several techniques to manage IRR. The first method is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of the Corporation's interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the imbedded repricing options contained in assets and liabilities. A substantial portion of the Corporation's assets are invested in loans and mortgage backed securities. These assets have imbedded options that allow the borrower to repay the balance prior to maturity without penalty. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current interest rate for residential mortgages, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in the Corporation's cash flows from these assets. Investment securities, other than those that are callable, do not have any significant imbedded options. Savings and checking deposits may generally be withdrawn on request without prior notice. The timing of cash flow from these deposits are estimated based on historical experience. Time deposits have penalties which discourage early withdrawals.



48                   IBT BANCORP, INC. FINANCIAL STATEMENTS

The second technique used in the management of IRR is to combine the projected cash flows and repricing characteristics generated by the gap analysis, the interest rates associated with those cash flows to project future interest income. By changing the amount and timing of the cash flows and the repricing interest rates of those cash flows, the Corporation can project the effect of changing interest rates on its interest income. Based on the projections prepared for the year ended December 31, 2002 the Corporation's net interest income would decrease during a period of decreasing interest rates.

The following tables provide information about the Corporation's assets and liabilities that are sensitive to changes in interest rates as of December 31, 2002 and 2001. The Corporation has no interest rate swaps, futures contracts, or other derivative financial options. The principal amounts of assets and time deposits maturing were calculated based on the contractual maturity dates. Savings and NOW accounts are based on management's estimate of their future cash flows.

QUANTITATIVE DISCLOSURES OF MARKET RISK

                                                                                                                          Fair Value
                                          2003        2004       2005        2006        2007     Thereafter     Total     12/31/02
                                        --------------------------------------------------------------------------------------------
Rate sensitive assets
  Other interest bearing assets         $ 25,950         --         --          --          --          --     $25,950     $ 25,950
    Average interest rates                  1.25%        --         --          --          --          --         1.25%
  Fixed interest rate securities        $ 30,393    $50,671    $23,853     $12,169     $ 6,514     $36,045     $159,645    $159,712
    Average interest rates                  4.00%      3.77%      3.32%       4.06%       4.17%       4.76%        4.01%
  Fixed interest rate loans             $ 98,028    $86,180    $83,675     $27,107     $21,906     $20,160     $337,056    $338,585
    Average interest rates                  7.80%      7.69%      7.40%       7.57%       7.07%       5.89%       7.49%
  Variable interest rate loans          $ 45,756    $ 9,646    $ 4,541     $ 3,297     $ 3,689     $   495     $ 67,424    $ 67,424
    Average interest rates                  6.13%      6.11%      5.95%       5.95%       5.52%       5.30%        6.07%

Rate sensitive liabilities
  Borrowed funds                        $  3,263    $ 1,094    $    94     $ 5,094     $    93     $ 8,155     $ 17,793    $ 18,507
    Average interest rates                  0.88%      5.07%      5.23%       5.08%       5.20%       5.30%        4.41%
  Savings and NOW accounts              $150,280    $20,646    $16,779     $13,749     $12,706     $32,928     $247,088    $247,088
    Average interest rates                  1.42%      1.25%      1.49%       1.57%       1.15%       0.91%        1.34%
  Fixed interest rate time deposits     $131,911    $32,404    $37,843     $26,984     $20,473     $    59     $249,674    $255,167
    Average interest rates                  3.08%      4.85%      5.79%       4.89%       4.61%       7.20%        4.04%
  Variable interest rate time deposits  $    816    $   449    $     9          --     $   314          --     $  1,588    $  1,588
    Average interest rates                  2.03%      2.03%        --          --        3.82%         --        2.37%


                                                                                                                          Fair Value
                                          2002        2003       2004        2005        2006     Thereafter     Total     12/31/01
                                        --------------------------------------------------------------------------------------------
Rate sensitive assets
  Other interest bearing assets         $ 32,900    $   100         --          --          --          --     $ 33,000    $ 33,000
    Average interest rates                  1.50%      1.85%        --          --          --          --         1.50%
  Fixed interest rate securities        $ 31,156    $17,566    $17,533     $ 3,612     $ 8,209     $27,896     $105,972    $106,044
    Average interest rates                  4.57%      4.98%      4.55%       4.22%       4.68%       4.91%        4.72%
  Fixed interest rate loans             $104,468    $75,855    $93,477     $34,622     $21,839     $15,776     $346,037    $343,501
    Average interest rates                  9.37%      8.42%     8.13%        8.30%       8.28%       7.53%        8.57%
  Variable interest rate loans          $ 49,117    $ 2,158    $   235     $   186     $   131          --     $ 51,827    $ 51,827
    Average interest rates                  7.25%      9.76%      7.41%       7.27%       7.00%         --         7.36%

Rate sensitive liabilities
  Borrowed funds                        $    251         --    $ 1,000          --     $ 5,000     $ 5,381     $ 11,632    $ 11,904
    Average interest rates                  2.00%        --       5.05%         --        5.08%       5.72%        5.31%
  Savings and NOW accounts              $122,022    $19,950    $16,209     $13,170     $12,153     $30,276     $213,780    $213,780
    Average interest rates                  1.72%      1.85%      1.80%       2.32%       1.50%       1.39%        1.72%
  Fixed interest rate time deposits     $141,602    $33,814    $19,952     $28,412     $15,406     $     7     $239,193    $241,551
    Average interest rates                  5.37%      6.04%      5.95%       6.35%       6.67%       5.85%        5.71%
  Variable interest rate time deposits  $    900    $   348         --          --          --          --     $  1,248    $  1,248
    Average interest rates                 4.09%       4.09%        --          --          --          --         4.09%


                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   49

FORWARD LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Corporation's market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation's financial results, is included in the Corporation's filings with the Securities and Exchange Commission.

COMMON STOCK AND DIVIDEND INFORMATION

There is no established market for the Corporation's common stock or public information with respect to its market price. There are occasional sales by shareholders of which management of the Corporation is aware. From January 1, 2001 through December 31, 2002 there were, so far as management knows, 196 sales of the Corporation's common stock. These sales involved 103,587 shares. The prices were reported to management in only some of the transactions and management cannot confirm the prices which were reported during this period. The highest known price paid for the Corporation's stock was $35.00 per share in the fourth quarter of 2002, and the lowest price was $27.27 per share in the first quarter of 2001. The following is a summary of all known transfers since January 1, 2001. All of the information has been adjusted to reflect the 10% stock dividend paid February 28, 2002.


                       Number of              Number of
        Period           Sales                 Shares                 Low                 High
        ------         ---------              ---------               ---                 ----
          2001
 First Quarter            28                   14,972                $27.27              $30.91
Second Quarter            21                   14,019                 28.18               29.09
 Third Quarter            22                   10,472                 29.09               29.09
Fourth Quarter            12                   11,081                 29.09               30.45

          2002
 First Quarter            27                    6,022                $32.00              $34.00
Second Quarter            31                   29,213                 33.00               33.00
 Third Quarter            31                   11,538                 33.00               33.00
Fourth Quarter            24                    6,270                 33.00               35.00


The following table sets forth the cash dividends paid for the following quarters, adjusted for the 10% stock dividend paid on February 28,2002.

                                                2002                  2001
                                                -----                 ----
First Quarter                                   $0.10                 $0.09
Second Quarter                                   0.10                  0.09
 Third Quarter                                   0.10                  0.09
Fourth Quarter                                   0.30                  0.28
                                                -----                 -----
                           TOTAL                $0.60                 $0.55
                                                =====                 =====


50                   IBT BANCORP, INC. FINANCIAL STATEMENTS

IBT Bancorp's authorized common stock consists of 10,000,000 shares, of which 4,336,283 shares are issued and outstanding as of December 31, 2002. As of year end 2002, there were approximately 1,700 shareholders of record.

SUPERVISION AND REGULATION

IBT Bancorp is subject to supervision and regulation by the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended. A bank holding company and its subsidiaries are able to conduct only the business of commercial banking and activities closely related or incidental to it.

Isabella Bank and Trust and Farmers State Bank of Breckenridge are chartered by the State of Michigan and are supervised and regulated by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions. The Banks are members of the Federal Reserve System and their deposits are insured by the Federal Deposit Insurance Corporation to the extent provided by law. IBT Title and IBT Financial Services are licensed and supervised by the State of Michigan.

IMPACT OF INFLATION

The majority of assets and liabilities of financial institutions are monetary in nature. Generally, changes in interest rates have a more significant impact on earnings of the Corporation than inflation. Although influenced by inflation, changes in rates do not necessarily move in either the same magnitude or direction as changes in the price of goods and services. Inflation does impact the growth of total assets, creating a need to increase equity capital at a higher rate to maintain an adequate equity to assets ratio, which in turn reduces the amount of earnings available for cash dividends.

SHAREHOLDERS' INFORMATION

ANNUAL MEETING

The Annual Meeting of Shareholders will be held at 7:00 p.m., Tuesday, April 29, 2003, Holiday Inn, 5665 E. Pickard Street, Mt. Pleasant, Michigan.

FINANCIAL INFORMATION AND FORM 10-K

Copies of the 2002 Annual Report, IBT Bancorp Form 10-K, and other financial information not contained herein may be obtained by writing to:

     Mary Ann Breuer
     Secretary/Treasurer
     IBT Bancorp
     200 East Broadway
     Mt. Pleasant, Michigan 48858

                                MISSION STATEMENT

The mission of IBT Bancorp shall be:

     To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries' autonomy.

                          EQUAL EMPLOYMENT OPPORTUNITY

The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974;
Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by IBT Bancorp, and its subsidiaries.




                     IBT BANCORP, INC. FINANCIAL STATEMENTS                   51

IBT BANCORP PROXY
200 EAST BROADWAY
MT. PLEASANT, MI  48858

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Gerald D. Cassel, James C. Fabiano, and Ronald
E. Schumacher, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of IBT Bancorp held of record by the undersigned on March 17, 2003 at the annual meeting of shareholders to be held April 29, 2003 or any adjournments thereof.

ELECTION OF DIRECTORS:

FOR ALL NOMINEES LISTED BELOW     [ ]        WITHHOLD AUTHORITY TO VOTE      [ ]
EXCEPT AS MARKED TO THE                      FOR ALL NOMINEES LISTED
CONTRARY BELOW

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THE NOMINEE'S NAME IN THE LIST BELOW.)

             DENNIS P. ANGNER                   WILLIAM J. STRICKLER
             FREDERICK L. BRADFORD              DEAN E. WALLDORFF

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:__________________________, 2003         _________________________________
Please mark, sign, date and return                  Signature
Proxy card promptly using the
enclosed envelope.                             _________________________________
                                                    Signature (if held jointly)